                                                               EXHIBIT 10.15(a)




                    A M E N D E D   A N D   R E S T A T E D
                            C O N S T R U C T I O N
                          L O A N   A G R E E M E N T



                                    Between


                              NEWMARK HOMES, L.P.

                                      and

                               MELLON BANK, N.A.





$20,000,000.00 Construction Facility                            January 10, 1997

                               TABLE OF CONTENTS


                                                        ARTICLE 1

                                                       GENERAL TERMS
         Section 1.01     Terms Defined Above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.03     Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE 2

                                               AMOUNT AND TERMS OF ADVANCES

         Section 2.01     The Advances and Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.02     Loan Procedures and Amounts of Advances . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.03     Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.04     Computation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.05     Voluntary Prepayments; Partial Releases . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.06     Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.07     Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.08     Payment Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.09     Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.10     Changes in Subdivision Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.11     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.12     Increased Costs for Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.13     Inability to Determine LIBOR Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.14     Confirmation of Assumption of Indebtedness Under Note . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE 3

                                              REPRESENTATIONS AND WARRANTIES

         Section 3.01     Partnership Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.02     Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.03     Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.04     No Legal Bar or Resultant Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.05     No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.06     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.07     Investments and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.08     Liabilities; Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.09     Taxes; Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.10     Titles, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.11     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.12     Casualties; Taking of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.13     Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.14     Compliance with the Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.15     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.16     Location of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.17     Utility Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         Section 3.18     No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.19     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.20     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.21     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.22     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.23     Survey and Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.24     No Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.25     Wetlands  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.26     Flood Area; Filled Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.27     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.28     Deceptive Trade Practices Act Not Applicable  . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.29     Geological Fault  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.30     No "Zero Lot Line" Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.31     Underground Storage Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 4

                                                  AFFIRMATIVE COVENANTS

         Section 4.01     Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.02     Annual Certificates of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.03     Quarterly Certificates of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.04     Taxes and Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.05     Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.06     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.07     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.08     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.09     Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.10     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.11     Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.12     Notices by Governmental Authority, Fire and Casualty Losses, Etc  . . . . . . . . . . . . .  28
         Section 4.13     Deposit Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.14     Application of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.15     Required Deposit by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.16     Payment of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.17     Appraisals; Inspections.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.18     Plans and Specifications; Change Orders . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.19     Model Homes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.20     Title Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.21     Commencement of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.22     Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.23     Surveys and Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.24     Correction of Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.25     Environmental Assessment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.26     Subcontractors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.27     Speculative Homes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                        ARTICLE 5

                                                    NEGATIVE COVENANTS

         Section 5.01     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.02     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.03     Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.04     Acquisition of Property to Develop Into Lots  . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.05     Distributions, Payments, Etc. by the Borrower . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.06     Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.07     Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.08     Construction Starts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.09     Restrictions and Annexation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.10     Limitation on Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.11     Mergers, Stock, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.12     Proceeds of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.13     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.14     Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.15     Capital Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.16     Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.17     Leverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.18     Cost of Sales as a Percentage of Home Sales Revenue . . . . . . . . . . . . . . . . . . . .  35
         Section 5.19     Ratio of Advances to Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.21     Flood Plain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.22     Geological Fault  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.23     Wetlands  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.24     Partnership Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE 6

                                                    EVENTS OF DEFAULT

         Section 6.01     Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.02     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.03     Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE 7

                                                  CONDITIONS OF LENDING

         Section 7.01     General Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.02     Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                        ARTICLE 8

                                                      MISCELLANEOUS

         Section 8.01     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.02     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         Section 8.03     Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.04     Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.05     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.06     Renewal, Extension or Rearrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.07     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.08     No Liability of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.09     Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.10     Approval of Plans and Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.11     Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.12     Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.13     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.14     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.15     References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.16     Taxes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.17     Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.18     Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.19     Titles of Articles, Sections and Subsections  . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.20     Satisfaction Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.21     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.22     Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.23     No Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.25     Duration; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.26     Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.27     Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.28     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51




Exhibits and Schedules

Exhibit A        1/10/96 Promissory Note, together with First Modification Agreement and Form of Second Modification
                 Agreement
Exhibit B-1      Form of Borrowing Request (Initial Advance)
Exhibit B-2      Form of Borrowing Request (Other than Initial Advance)
Exhibit C        Form of Compliance Certificate
Exhibit D        Disclosures
Exhibit E        Form of Construction Facility Status Report
Exhibit F        Form of Sold/Unsold Homes Report
Exhibit G        Initial Counties Where Master Deed of Trust Recorded
Exhibit H        List of Acceptable Title Insurance Companies
Exhibit I        Form of Borrower's Affidavit
Exhibit J        Borrower's Financial Statement

Schedule 1       Percentage of Completion Report

                              AMENDED AND RESTATED
                                  CONSTRUCTION
                                LOAN  AGREEMENT


         THIS AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT is made and entered into as of the 10th day of January, 1997, between NEWMARK HOMES, L.P., a Texas limited partnership with principal offices at 10435 Greenbough, Suite 101, Stafford, Texas 77477 (the "Borrower"), and MELLON BANK, N.A., a national banking association with offices at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001 (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Bank and Newmark Home Corporation, a Nevada corporation ("Newmark"), executed that certain Construction Loan Agreement dated January 10, 1996 (the "1996 Agreement"), pursuant to which the Bank agreed to extend a $10,000,000 line of credit to Newmark on the terms and conditions set forth therein and to evidence the indebtedness thereunder, Newmark executed an delivered to the Bank a promissory note dated January 10, 1996, in the original principal amount of $10,000,000 payable to the order of the Bank (such promissory note as modified, assumed, renewed, rearranged and extended, being the "Note"); and

         WHEREAS, pursuant to Modification Agreement dated as of October 1, 1996 (the "First Modification Agreement"), Newmark conveyed the Mortgaged Property subject to the Indebtedness under the 1996 Agreement to NHC Homes, Inc., and NHC Homes, Inc. further conveyed the Mortgaged Property to the Borrower and the Borrower assumed the Indebtedness under the 1996 Agreement and the Note; and

         WHEREAS, the Borrower has requested an increase in the Commitment, an extension of the Initial Advance Period Termination Date and other amendments to the 1996 Agreement; and

         WHEREAS, the Borrower and the Bank have agreed to amend and restate in its entirety the 1996 Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the Commitment and loans and Advances hereinafter referred to, the Borrower and the Bank agree as follows:


                                   ARTICLE 1

                                 GENERAL TERMS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Bank," "Borrower," "Newmark," "1996 Agreement," "Note," and "First Modification Agreement" shall have the meanings indicated above.

         Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Adjusted Base Rate" shall mean the lesser of (i) the sum of the interest rate per annum announced by the Bank as its "prime rate," plus .5% per annum and (ii) the Highest Lawful Rate. The "prime rate" may be greater or less than other interest rates charged by the Bank to other Borrowers and is not solely based or dependent upon the interest rate which the Bank may charge any particular borrower or class of borrowers.

                 "Adjusted LIBOR Rate" shall mean at any time, the lesser of
         (a) the rate which is equal to the sum of the then applicable LIBOR Rate plus 3.25% per annum and (b) the Highest Lawful Rate.

                 "Adjusted Loan Value" shall mean at any time and for any Lot and Home, Loan Value less Lot Value.

                 "Advance" shall mean an advance of loan proceeds pursuant to
         Section 2.01(a) hereof, which Advance may be an Initial Advance, an interim Advance or a Final Advance and any other Advances made by the Bank to or on behalf of the Borrower pursuant to the terms of the Security Instruments.

                 "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

                 "Agreement" shall mean this Amended and Restated Construction Loan Agreement, as the same may from time to time be amended or supplemented.

                 "Applicable Percentage" shall mean:

                 (a)      75% for each Sold Home and Lot;

                 (b)      75% for each Speculative Home and Lot; and

                 (c)      75% for each Model Home and Lot.

                 "Appraisal" shall mean with respect to each Home, a current, fair market value appraisal in form and substance satisfactory to the Bank from an independent appraiser satisfactory to the Bank which appraises on a "completed value" the Home to be constructed on a specified Lot in an Approved Subdivision and also sets forth a fair market value for the Lot, and shall be performed in accordance with laws, rules and regulations of applicable Governmental Authority and the policies and procedures established by and written instructions from the Bank.

                 "Approved Subdivision" shall mean a Developed Subdivision in which the Bank shall have approved in writing the acquisition of Lots and the construction of Homes thereon.

         Factors to be considered by the Bank in determining whether or not to approve such Developed Subdivision shall include, but shall not be limited to, the following:

                          (a)     the location of the subdivision;

                          (b) the price range of the Homes being sold in the subdivision and the market concept of such Homes;

                          (c)     the sales history of Homes in such
                 subdivision constructed by the Borrower;

                          (d)     the sales history of Homes in such
                 subdivision constructed by a Person other than the Borrower;
                 and

                          (e)     community demographic concentrations.

         If the Bank determines in its sole discretion, reasonably exercised, that factors have changed such that a subdivision no longer qualifies as an Approved Subdivision, then upon written notice to the Borrower, such subdivision shall no longer qualify as an Approved Subdivision. Upon correction of such factors to the Bank's satisfaction, such subdivision may again qualify as an Approved Subdivision.

                 "Authorized Borrower Representative" shall mean any one of the individuals named as an Authorized Borrower Representative in the Notice of Authorized Borrower Representatives dated the date hereof, signed by the general partner of the Borrower and delivered to the Bank, as such list of individuals may be modified from time to time by the Borrower by delivery to the Bank of a notice of any such modification signed by the general partner of the Borrower.

                 "Base Rate Advance" shall mean each Advance made hereunder by the Bank to the Borrower for which the Borrower has elected to have the Adjusted Base Rate applied for the calculation of interest or which has otherwise become a Base Rate Advance pursuant to the terms hereof.

                 "Borrower's Completion Deposit" shall have the meaning assigned such term in Section 4.15.

                 "Borrowing Base" shall mean at any time an amount equal to the amount established as the Borrowing Base from time to time pursuant to
         Section 2.07.

                 "Borrowing Request" shall mean a request for an Advance pursuant to Section 2.01(a) duly and properly executed by an Authorized Borrower Representative which, (i) in the case of Initial Advances, shall be substantially in the form attached as Exhibit B-1 and (ii) in the case of Advances other than Initial Advances, shall be substantially in the form attached as Exhibit B-2.

                 "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the States of Pennsylvania or Texas.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                 "Commitment" shall mean the obligation of the Bank to make loans to the Borrower under Section 2.01(a), up to the maximum amount therein stated.

                 "Completion Date" shall have the meaning set forth in Section 2.01(a).

                 "Compliance Certificate" shall mean a certificate duly and properly executed by an Authorized Borrower Representative to be substantially in the form attached as Exhibit C.

                 "Construction Costs" shall mean for each Home the estimated cost of construction.

                 "Construction Costs Schedule" shall mean a schedule in form and substance satisfactory to the Bank showing the Lot cost and budgeted Construction Costs for each Type of Home being or to be constructed in an Approved Subdivision. The cost for the Lot included shall not exceed the lesser of (i) the actual cost of the Lot or (ii) the Fair Market Value of the Lot as set forth in the Appraisal.

                 "Construction Facility" shall mean the loan facility provided for in Subsection 2.01(a) hereof.

                 "Construction Facility Status Report" shall mean a monthly report with respect to the Lots acquired and the completion status of each Home under construction by the Borrower, and financed by Bank, properly completed by the Borrower in the form of Exhibit E and in substance reasonably satisfactory to the Bank.

                 "Debt" shall mean, for any Person, without duplication:

                          (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                          (c) all obligations of such Person for the deferred purchase price of property or services;

                          (d) all obligations secured by a lien on the property owned by such Person (whether or not assumed); and all obligations of such Person under leases which are, or are required under GAAP to be, capitalized on such Person's balance sheet (without regard to any limitation of the rights and remedies of the holder of such lien or the lessor under such lease to repossession or sale of such property);

                          (e) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                          (f) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                          (g) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and

                          (h) all direct or contingent liabilities upon or with respect to any obligation or liability of any other Person (an "Obligor") resulting from such Person directly or indirectly assuming, guaranteeing, becoming surety for or otherwise agreeing, becoming or remaining directly or contingently liable upon or with respect to such obligation or liability of such Obligor, including without limitation any guarantee of any of the Debt or other obligations or liabilities of an obligor and any liability, (contingent or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, any obligation or liability of an obligor, (ii) to make any loan, advance, capital contribution or other investment in, or to purchase or release any property or services from, an Obligor in order to maintain the solvency of such Obligor or to enable such obligor to meet any other financial condition or obligation, (iii) to purchase or lease property or services of an Obligor regardless of the nondelivery of or failure to furnish such property or services or (iv) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation or liability of an Obligor.

                 "Default" shall mean the occurrence of any of the events specified in Section 6.01, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                 "Developed Subdivision" shall mean a residential subdivision of real property located in one or more Valid Counties and which has been developed to a stage acceptable to the Bank. In determining whether such subdivision is developed to an acceptable stage, the Bank will consider and may request evidence of, among other things, the following:

                          (a)     that such subdivision is a platted
                 subdivision pursuant to a recorded subdivision plat that has been approved by all necessary Governmental Authorities;

                          (b) whether the improvements shown on the subdivision plat for such subdivision are completed in accordance with all requirements of all necessary Governmental Authorities, including, but not limited to, all roads;

                          (c) whether the roads shown on the subdivision plat for such subdivision are properly dedicated to the public and accepted for public maintenance by the applicable Governmental Authorities;

                          (d) whether the common area amenities for such subdivision are completed;

                          (e) whether the improvements, facilities, and systems necessary to provide adequate utility service and drainage to all residential lots located within such subdivision are completed in accordance with all requirements of all applicable Governmental Authorities and extend utility service and drainage to the boundaries of all residential lots in such subdivision, such utility service to include water, electrical, gas, telephone, and sanitary and storm sewer service;

                          (f) whether the providers of utility service to such subdivision have adequate capacity and treatment facilities to service the subdivision and have committed to provide adequate service to such subdivision;

                          (g) whether any part of such subdivision is contaminated with hazardous substances or solid wastes and whether such subdivision is located near any Property which is so contaminated (in order to allow the Bank to make such determination, the Borrower will provide the Bank with an inspection or audit of such subdivision from an engineering or consulting firm approved by the Bank, indicating the presence or absence of hazardous substances and solid wastes on such Property and providing such other information as is typically included in a Phase I environmental audit);

                          (h) whether the subdivision is restricted and, if applicable, zoned to limit use to detached single family residences, and whether there is in place a recorded set of restrictive covenants acceptable to the Bank covering such subdivision and pursuant to which adequate provisions are made for a homeowners' association, architectural integrity, and maintenance assessments;

                          (i) whether such subdivision is located within the 100-year flood plain or any other area that is flood prone;

                          (j) whether such subdivision is located upon or within one-quarter mile of a geological fault;

                          (k) whether the status of the subsurface soils conditions, including faulting propensity (as described in a current report from a qualified engineer acceptable to the
                 Bank), is adequate for construction of Homes;

                          (l) the total of all tax rates imposed by all applicable taxing authorities against Property located within such subdivision;

                          (m) whether such subdivision is located on, over, or within one mile of any underground storage facilities used for injected natural or processed gas or other liquid hydrocarbons or petroleum products; and

                          (n) the extent to which the subdivision contains areas designated as "wetlands" by the U.S. Army Corps of Engineers.

                 "Drawdown Termination Date" shall mean July 10, 1998.

                 "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment applicable to the Borrower, any Subsidiary, or any of their Properties in effect in any and all jurisdictions in which the Borrower or the Subsidiaries are conducting or at any time have conducted business, or where any Property of the Borrower or the Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Borrower or the Subsidiaries are located, including but not limited to the Clean Air Act, as amended, the

         Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Clean Air Act, as amended, the Texas Water Code, as amended, the Texas Solid Waste Disposal Act, as amended, and other environmental conservation or protection laws. The terms "hazardous substance", "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, however, that (i) in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply hereunder subsequent to the effective date of such amendment, (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "hazardous substance", "release", "threatened release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, and (iii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

                 "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of
         Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of
         Section 414 of the Code.

                 "Event of Default" shall mean the occurrence of any of the events specified in Section 6.01, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

                 "Excepted Liens" shall mean (i) Liens for ad valorem taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations permitted under the terms of this Agreement which are subordinate to the Liens created by the Security Instruments and are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of the Borrower or any Subsidiary in accordance with the procedures and requirements set forth in Section 4.16; (iv) customary Liens in any Approved Subdivision, including customary restrictive covenants and utility easements, which do not and will not unreasonably interfere with the construction, operation, maintenance and sale of Lots or Homes; and
         (v) Permitted Encumbrances as set forth in each Mortgage.

                 "Excluded Unit" shall mean a Lot and Home with respect to which its respective Percentage of Completion Value is excluded from the Borrowing Base calculation because:

                 (a) it is a Speculative Home with respect to which the Initial Advance was made more than nine (9) months before the Borrowing Base calculation; or

                 (b) it is a Model Home with respect to which the Initial Advance was made more than eighteen (18) months before the Borrowing Base calculation; or

                 (c) it is a Speculative Home formerly used as a Model Home but as of the date of the Borrowing Base calculation, at least ninety (90) days has elapsed since such Home was used as a Model Home.

                 "Fair Market Value" shall mean with respect to each Lot and Home, the fair market value of the Home upon one hundred percent (100%) completion of all construction thereof in accordance with the Plans and Specifications for such Home and the fair market value for such Lot all as determined by the Appraisal; provided that the fair market value of Model Homes shall not include value attributable to "options" or "extras" not considered "standard" based on the Plans and Specifications for the Type of Home that is being used as a Model and further provided that the Bank may adjust, in its reasonable discretion, the fair market value reflected in any such Appraisal obtained.

                 "Final Advance" shall mean, for each Lot and the Home constructed thereon, the last Advance to be made in connection therewith.

                 "Financial Statements" shall mean the consolidated and/or consolidating financial statements of the Borrower and its Subsidiaries described or referred to in Section 3.06.

                 "Financing Statement" shall mean a UCC-1 Financing Statement naming the Borrower as debtor and the Bank as secured party in form and substance satisfactory to the Bank, perfecting a first priority security interest in any and all personal Property and general intangibles now or hereafter located on, used in connection with, or related to the Lot or Lots and Home or Homes covered thereby.

                 "GAAP" shall mean "generally accepted accounting principles" in the United States, applied on a basis consistent with the principles used in preparing the most recent annual financial statements of the Borrower furnished to the Bank and referred to in
         Section 3.06 hereof; provided that (a) in making determinations on a consolidated basis with respect to a Person and its Subsidiaries, such consolidation shall be a proportionate consolidation and shall include all Subsidiaries, and (b) in making determinations of the aggregate Debt of a Person and its Subsidiaries, any Debt of such Person or any such Subsidiary described in clause (i) of the definition of Debt herein shall be treated as if such Person or such Subsidiary were an obligor with respect to such Debt.

                 "Governmental Authority" shall mean the United States of America, the State of Texas, the state, county, city and political subdivisions in which any Property of the Borrower or any Subsidiary is located or which exercises jurisdiction over any such Property, and any agency, department, commission, board, bureau, homeowners association, utility district, flood control district, road district, improvement district, or similar district, court, grand jury or instrumentality or any of them which exercises jurisdiction over any such Property.

                 "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including but not limited to any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                 "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Debt, as the case may be, under the law of the State of Texas (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to the Bank and the Transactions which would permit the Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas (or such other jurisdiction's) law.

                 "Home" shall mean a detached single family residential structure and related amenities and improvements.

                 "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Bank in connection with the Note, the 1996 Note, or any Security Instrument including this Agreement and all other liabilities of the Borrower to the Bank from time to time outstanding.

                 "Initial Advance" shall mean, for each Lot and the Home to be constructed thereon and financed under the Construction Facility, the first Advance made in connection therewith.

                 "Initial Advance Period Termination Date" shall mean one year from the date hereof.

                 "Initial Counties" shall mean the counties in which the Master Deed of Trust shall initially be recorded, which counties are listed on Exhibit G.

                 "LIBOR Rate Advance" means each Advance made hereunder by the Bank to the Borrower for which the Borrower has elected to have the Adjusted LIBOR Rate applied for the calculation of interest, and which has not been converted to a Base Rate Advance pursuant to the terms hereof.

                 "LIBOR Rate" shall mean the rate for deposits in U.S. dollars offered to major money center banks in the London interbank market for one-month periods rounded upward to the nearest 1/100 of 1%, as determined by the Bank two (2) Business Days before the first day of each calendar month, with changes in such rate being effective on the first day of each calendar month.

                 "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                 "Loan Value" shall mean, as to each Sold Home and the Lot on which it is to be constructed in an Approved Subdivision, the Applicable Percentage multiplied by the lesser of (i) the Fair Market Value of such Lot and Sold Home and (ii) the purchase price set out in the executed earnest money contract relating to such Sold Home, a copy of which has been delivered to the Bank; and as to each other Home and the Lot on which it is to be constructed in an Approved Subdivision, the Applicable Percentage multiplied by the Fair Market Value of such Lot and Home, provided that the Loan Value for any Home and related Lot shall not exceed $200,000.

                 "Lot" shall mean an unimproved (but fully developed) single family residential lot located in an Approved Subdivision.

                 "Lot Value" shall mean the lesser of (i) the purchase price of such Lot, including closing costs and (ii) an amount equal to 25% of the Loan Value of the Lot and Home to be constructed thereon.

                 "Master Deed of Trust" shall mean the Master Form of Deed of Trust, Security Agreement and Financing Statement Recorded by Mellon Bank, N.A., a copy of which has been furnished to the Borrower.

                 "Material Adverse Effect" shall mean as to the Borrower, any material and adverse effect on (i) the assets, liabilities, financial condition, business or operations of the Borrower or its Subsidiaries from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any other Security Instrument, or (ii) the ability of the Borrower or its Subsidiaries to carry out their business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet the Borrower's obligations under the Note, this Agreement, or the other Security Instruments on a timely basis.

                 "Maturity Date" shall mean October 10, 1998.

                 "Model Home" as used herein shall mean any Home owned by the Borrower or any Affiliate of the Borrower which has been fully completed and decorated to be used as a model for display to prospective purchasers of Homes built by the Borrower in the particular Approved Subdivision in which such "Model Home" is located, which Home shall be open at least six (6) days a week during normal business hours, with Borrower's sales staff on- site.

                 "Model Home Inventory" shall mean the total number of Model Homes owned by the Borrower.

                 "Mortgage" shall mean a Deed of Trust, Security Agreement and Financing Statement, securing the payment of any and all Indebtedness and creating in favor of the Bank a valid and enforceable first priority Lien on and security interest in the Lot or Lots described therein and any and all interests of the Borrower in any improvements, personal Property, and general intangibles now or hereafter located on, used in connection with, or related to such Lot or Lots and being in form and substance satisfactory to the Bank.

                 "Note" shall mean the promissory note dated January 10, 1996, executed by Newmark and assumed by the Borrower, pursuant to Modification Agreement dated as of October 1, 1996, executed by and among Newmark, NHC Homes, Inc., and the Borrower, and as modified and extended pursuant to the Second Modification and Extension Agreement executed by and between the Borrower and the Bank as of the 10th day of January, 1997, all of which are attached hereto and comprise Exhibit A.

                 "Partners" shall mean Newmark and the limited partners under the Partnership Agreement.

                 "Partnership Agreement" shall mean that certain Agreement of Limited Partnership effective October 1, 1996 between the Partners, as such agreement has been or may be amended or supplemented from time to time.

                 "Percentage of Completion" shall mean, with respect to each Lot and Home as of any time of determination (which determination shall be made by the Bank in its sole discretion), the percentage of completion determined in accordance with Schedule 1 attached hereto.

                 "Percentage of Completion Value" shall mean, for each Lot and the Home to be constructed thereon and at any time and from time to time, the sum of (i) Adjusted Loan Value (as of the date of calculation) of such Lot and the Home to be constructed thereon multiplied by the Percentage of Completion of such Lot and Home as of such time plus (ii) the Lot Value for such Lot.

                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                 "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA.

                 "Plans and Specifications" shall mean, for each Home, the Borrower's construction plans detailing the plans and specifications, and containing architectural drawings specifying the type and style of such Home, prepared by an architect and initialed for identification purposes on or prior to the date hereof by the Borrower and the Bank and including all working drawings and shop drawings, as the same may be amended, modified, or supplemented from time to time by change orders executed in compliance with the provisions of the Security Instruments.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Release Price" shall have the meaning assigned such term in Subsection 2.05(b).

                 "Reserved Commitment" shall mean, for each Lot and Home being financed under the Construction Facility, the difference at any time and from time to time between (i) the Loan Value thereof less (ii) the principal amount deemed advanced by the Bank, in its sole discretion, for the acquisition and construction of such Lot and Home.

                 "Security Instruments" shall mean this Agreement, the Master Deed of Trust, each Mortgage, each Financing Statement, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Subsidiary or any other Person (other than participation or similar agreements between the Bank and any other bank or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Note or this Agreement, as such agreements may be amended or supplemented from time to time.

                 "Sold Home" shall mean a Home with respect to which a Person, other than the Borrower or any Affiliate of the Borrower, has executed a valid and enforceable contract for the purchase thereof, a copy of which shall be furnished to the Bank upon request. Upon the recision or cancellation of any such contract for any reason, the Home shall no longer be a Sold Home.

                 "Sold/Unsold Homes Report" shall mean a report by subdivision and by lender setting forth the sales status of each Home and Lot in the Borrower's inventory or under agreement or option (whether or not financed by the Bank), which is furnished to the Bank pursuant to Subsection 4.01(c)(ii) and is substantially in the form of Exhibit F hereto.

                 "Speculative Home" shall mean a Home other than a Sold Home or a Model Home.

                 "Speculative Home Inventory" shall mean the total number of Speculative Homes owned by the Borrower.

                 "Subsidiary" shall mean for any Person any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by such Person and/or one or more of its subsidiaries.

                 "Tangible Net Worth" of a Person at any time shall mean the total amount of partners' equity of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, except that there shall be deducted therefrom the book value of all intangible assets and deferred charges and prepaid expenses of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                 "Title Binder" shall mean a paid Mortgagee Title Policy Binder on Interim Construction Loan issued by a Title Insurer in connection with each Home on the form currently approved by the Texas State Board of Insurance and otherwise satisfactory to the Bank.

                 "Title Insurer" shall mean any of the title insurance companies listed on Exhibit H, or such other title insurance company or companies satisfactory to the Bank.

                 "Title Policy" shall mean a paid Mortgagee Policy of Title Insurance issued by a Title Insurer and otherwise satisfactory to the Bank which is furnished by the Borrower pursuant to the terms hereof.

                 "Transactions" shall mean the transactions provided for in and contemplated by this Agreement, the other Security Instruments and the Note.

                 "Type of Home" shall mean each of the various types or styles of homes being constructed by the Borrower (and excluding "options" or "extras" not included as "standard"), the standard Plans and Specifications of which have been approved by the Bank and shall be referenced as between the Bank and the Borrower by a name or number to be agreed upon that describes each such Type of Home. Each such Type of Home may be identified in Borrowing Requests (or schedules thereto) by use of such name or number. When the Borrower desires to build additional Types of Homes, it shall submit the Plans and Specifications for such additional Type of Home and shall identify the name or number by which such additional Type of Home shall be identified, and upon approval by the Bank, such type or style of home shall be a "Type of Home".

                 "Valid County" shall mean any of the Initial Counties or any other county in the State of Texas in which the Master Deed of Trust has been properly filed and recorded.

         Section 1.03 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP applied on a basis consistent with those reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.


                                   ARTICLE 2

                          AMOUNT AND TERMS OF ADVANCES

         Section 2.01 The Advances and Commitment. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Bank agrees to make loans to the Borrower as hereinafter set forth:

                 (a) Construction Facility Advances - From the date of this Agreement through the close of business on the Business Day preceding the Drawdown Termination Date, the Bank will, subject to the terms and conditions hereof, make Advances to the Borrower from time to time on any Business Day in such amounts as the Borrower may request up to the maximum amount hereinafter stated, and the Borrower may make borrowings, prepayments (as permitted or required in Sections
         2.05 and 2.06) and reborrowings in respect thereof; provided, however, that the sum of the aggregate principal amount of all such Advances at any one time outstanding plus the aggregate amount, at such time, of the Reserved Commitments shall not exceed $20,000,000 and further provided that the sum of the aggregate principal amount of all Advances at any time outstanding shall not exceed the Borrowing Base. The Borrower has assumed the obligations of Newmark under the 1996 Agreement and the Note. To evidence the increase in the Commitment and the amendment to certain provisions of the Note, the Borrower is executing and delivering to the Bank the Second Modification and Extension Agreement dated as of January 10, 1997. No Advance shall be made to finance the construction of a particular Home after the date which is six (6) months from the date of the Initial Advance relating to such Home and the Lot upon which it is being constructed (the "Completion Date"). No Initial Advance shall be made after the Initial Advance Period Termination Date. No Advances shall be made to finance construction of Homes after the Drawdown Termination Date. No Advance shall be made with respect to any Lot and Home if such Advance, when aggregated with all prior Advances with respect to such Lot and Home, would cause the aggregate Advances for such Lot and Home to exceed the Loan Value of such Lot and Home.

                 (b)      Payment -

                          (1) Interest on the principal amounts from time to time outstanding under the Note shall accrue at the rates provided in Section 2.03. Interest shall be payable monthly, commencing on the first day of the month following the Initial Advance, and at maturity.

                          (2) All amounts outstanding hereunder, under the Note and under the Security Instruments and not sooner due hereunder or thereunder shall be due and payable in full on the Maturity Date.

         Section 2.02 Loan Procedures and Amounts of Advances. The Borrower may request one (1) funding of Advances per week by submitting to the Bank one or more Borrowing Requests at least ten (10) Business Days prior to the date each Initial Advance is requested to be funded and at least three (3) Business Days prior to the date each Advance other than an Initial Advance is requested to be funded. Each such funding may include Initial Advances, interim Advances and/or Final Advances. All conditions precedent for any Advance shall have been satisfied prior to delivery of the Borrowing Request for such Advance, and no Advance (whether initial, interim or final) shall be made unless all conditions precedent to such Advance have been satisfied. Each Advance shall not exceed the amount available pursuant to Subsection 2.01(a) at the time such Advance is made. Each Advance shall be made at the office of the Bank and shall be funded prior to 2:00 p.m., Pittsburgh time, on the day so requested in immediately available funds in the amount so requested. Each Borrowing Request shall designate whether the requested Advance shall be a LIBOR Rate Advance or a Base Rate Advance. If an Initial Advance is to be made at Closing, the Borrower shall designate whether such Advance is to be a LIBOR Rate Advance or a Base Rate Advance at least two (2) Business Days prior to Closing. All amounts outstanding during any calendar month shall be comprised of only LIBOR Rate Advances or only Base Rate Advances. If an Advance is made as a LIBOR Rate Advance, it will continue as a LIBOR Rate Advance, subject to the provisions of Sections 2.11 and 2.13 hereof, unless the Borrower notifies the Bank two (2) Business Days before the first day of a calendar month that the Borrower wishes to convert such outstanding Advances to Base Rate Advances effective as of the first day of the following calendar month, in which case all outstanding Advances shall be converted to Base Rate Advances as of the first day of the following calendar month and all Advances made thereafter shall be Base Rate Advances until the first day of the calendar month following notification by the Borrower (at least two (2) Business Days prior to the first day of such calendar month in which the conversion is to occur) that it has elected to make LIBOR Rate Advances in accordance with the terms and provisions hereof. Any LIBOR Rate Advances converted to Base Rate Advances may likewise be re-converted to LIBOR Rate Advances by notifying the Bank in writing two (2) Business Days before the end of a calendar month that the Borrower wishes to re-convert such Advances to LIBOR Rate Advances as of the first day of the following calendar month. If an Advance is made as a Base Rate Advance, it will continue as a Base Rate Advance unless the Borrower notifies the Bank two
(2) Business Days before the first day of a calendar month that the Borrower wishes to convert outstanding Advances to LIBOR Rate Advances effective as of the first day of the following calendar month, in which case such Advances shall be converted to LIBOR Rate Advances as of the first day of the following calendar month and all Advances made thereafter shall be LIBOR Rate Advances until the first day of the calendar month following notification by the Borrower (at least two (2) Business Days prior to the first day of such calendar month in which the conversion is to occur) that it has again elected to make Base Rate Advances in accordance with the terms and provisions hereof. Any Base

Rate Advances converted to LIBOR Rate Advances may likewise be re-converted to Base Rate Advances by notifying the Bank in writing two (2) Business Days before the end of a calendar month that the Borrower wishes to re-convert such Advances to Base Rate Advances as of the first day of the following calendar month.

         Section 2.03     Interest Rate.   The unpaid principal balance of the
Note from time to time outstanding shall accrue interest from the date of each Advance until such principal amount has been paid in full, at the lesser of (for Base Rate Advances) (i) the Adjusted Base Rate and (ii) the Highest Lawful Rate and at the lesser of (for LIBOR Rate Advances) (x) the Adjusted LIBOR Rate and (y) the Highest Lawful Rate and further provided that any amount of principal which is not paid when due shall bear interest at 4% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due, but in no event to exceed the Highest Lawful Rate. Adjustments in the varying interest rate shall be made with respect to the Highest Lawful Rate, to the extent allowed by law, on the effective date of any change in the Highest Lawful Rate. Adjustments in the Adjusted LIBOR Rate shall be effective on the first day of each calendar month. Adjustments in the Adjusted Base Rate shall become effective on the date of changes in the Bank's prime rate. The Adjusted LIBOR Rate is additionally subject to adjustment pursuant to the terms of Section 2.12 hereof.

         Section 2.04 Computation. All payments of interest shall be computed on the per annum basis of a year of 365 or 366 days, as the case may be.

         Section 2.05     Voluntary Prepayments; Partial Releases.

         (a) Voluntary Prepayments - The Borrower may at its option prepay the principal amount of the Note outstanding hereunder at any time in whole or from time to time in part, together with accrued interest thereon to the date of prepayment; provided, that a prepayment pursuant to Subsection 2.05(b) shall not constitute a prepayment pursuant to this Subsection 2.05(a).

         (b) Partial Releases - Provided that no Default or Event of Default has occurred and is continuing, the Bank agrees to release from any Lien the Bank may have thereon pursuant to a Mortgage, individual Lots and the Homes being constructed thereon that are financed by Advances hereunder and are being sold to a consumer purchaser simultaneously with the release of the Lien, upon payment by the Borrower to the Bank in immediately available funds of one hundred percent (100%) of the Loan Value for such Lot and Home plus all other amounts advanced by the Bank in excess of the Loan Value (if any) with respect to such Lot and Home hereunder or under the Mortgage (the "Release Price"). Upon payment by the Borrower of the appropriate Release Price as provided in this Subsection, the Bank will execute a partial release of Lien. Upon the payment of the Release Price, the Reserved Commitment attributable to the Lot and Home being released shall no longer be reserved but shall again become part of the available Commitment.

         Section 2.06     Mandatory Prepayments.

         (a) If at any time the outstanding principal balance under the Note exceeds the Borrowing Base, then the Borrower shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Note. The Borrower shall have the right to terminate permanently the Commitment on at least five (5) Business Days' prior notice. If the Borrower exercises its option to terminate the Commitment, then the Borrower shall forthwith prepay the outstanding principal balance under the Note, together with all accrued interest and other amounts due hereunder.

         (b) In the event of an occurrence of any of the events described in Subsection 6.01(l) or (s) hereof, but after giving effect to such occurrence, there have been no more than 4 occurrences of such event in any consecutive 12-month period, the Borrower shall promptly pay to the Bank the Percentage of Completion Value of the affected Home as a mandatory prepayment, the Percentage of Completion Value of the Home shall be excluded from the Borrowing Base, and the Bank shall have no further obligations to fund Advances with respect to the Lot and Home.

         Section 2.07 Borrowing Base. The Borrower shall submit to the Bank a Construction Facility Status Report on or before the tenth day of each month showing the status as of the last day of the preceding month, and if the Borrower wishes to obtain during a month, Advances which would exceed the Borrowing Base then in effect after taking into account Advances, releases, and other reductions in the Borrowing Base, the Borrower shall submit to the Bank a current Construction Facility Status Report prior to obtaining Advances which shall demonstrate availability under the Borrowing Base. The Bank will, at its option, inspect some or all of the Homes listed in the Construction Facility Status Report for purposes of evaluating the Percentage of Completion of each such Home. Based upon such Construction Facility Status Report and/or the Bank's inspection and evaluation, the Bank in its sole discretion shall establish a borrowing base which shall be effective until the earlier of (i) the date of delivery of a more current Construction Facility Status Report or
(ii) the date that a more current Construction Facility Status Report is due. The "Borrowing Base" shall, at any given time, be equal to the aggregate Percentage of Completion Value set forth on the Construction Facility Status Report for all Lots and Homes financed under the Construction Facility at the time of calculation and which have not become Excluded Units, less the applicable Percentage of Completion Value of the Lots and Homes released by the Bank since the date of the last Borrowing Base calculation. The Borrowing Base may, at any time, be adjusted pursuant to the Bank's inspection and evaluation of the Lots and Homes financed under the Construction Facility and, absent manifest error, the Bank's determination of the Percentage of Completion of any such Lot and Home shall be binding and conclusive. Furthermore, if the Bank determines in its sole discretion, reasonably exercised, that the Fair Market Value has declined, or that actual construction costs are less than the Construction Costs for the Type of Home being built set forth in the most current Construction Costs Schedule, then the Borrowing Base may be adjusted and the Bank's redetermination of the Borrowing Base shall be binding and conclusive.

         Section 2.08 Payment Procedure. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made to the Bank at its offices described above in immediately available funds before 2:00 p.m., Pittsburgh time, on the date that such payment is required to be made. Any payment received and accepted by the Bank after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Bank's next following Business Day.

         Section 2.09 Business Days. If the date for any loan payment or prepayment payment hereunder falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

         Section 2.10 Changes in Subdivision Status. If the Bank determines that any Approved Subdivision or Developed Subdivision no longer qualifies as such, the Bank shall (subject to all other terms and conditions hereof) continue to provide financing under the Construction Facility for Lots and Homes located in such subdivision to the extent that such Lots and Homes were included in the Borrowing Base prior to such change in status. The Bank shall have no further obligation to make any further Initial Advances with respect to Lots and Homes in any subdivision which the Bank determines no longer qualifies as an Approved Subdivision or a Developed Subdivision.

         Section 2.11 Illegality. If, after the date of this Agreement, there is adopted any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or compliance by the Bank with any request or directive (whether or not having the force of law) of any Governmental Authority and any of same shall make it unlawful or impossible for the Bank to make, maintain or fund the Advances, the Bank shall notify the Borrower. Upon receipt of such notice, the Borrower may either (i) repay in full the then outstanding principal amount of the affected Advances, together with accrued interest thereon, or (ii) continue to pay amounts due under the Note, as then in effect, but the Bank shall not have any further obligation hereunder to fund Advances. If, after the date of this Agreement, there is adopted any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or compliance by the Bank with any request or directive (whether or not having the force of law) of any Governmental Authority and any of same shall make it unlawful or impossible for the Bank to make, maintain or fund the LIBOR Rate Advances, the Bank shall notify the Borrower and such Advances shall be converted to Base Rate Advances.

         Section 2.12 Increased Costs for Advances. If any Governmental Authority shall at any time impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or shall impose on the Bank any other condition affecting the Advances or the Bank's obligation to make the Advances; and, the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Advances, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note by an amount deemed by the Bank to be material then, within thirty (30) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to the Bank hereunder shall be conclusive in the absence of manifest error. If the Bank demands compensation under this Section, then the Borrower may at any time repay in full the then outstanding affected Advances, together with accrued interest thereon to the date of prepayment. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, or (ii) compliance with any guideline or request from any central bank or Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank reasonably determines that the amount of such capital is increased by or based upon the existence of the Advances hereunder or of the Bank's commitment to lend hereunder, then, upon demand by the Bank, the Borrower shall pay to the Bank, from time to time, as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Advances hereunder or the Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Bank shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.13 Inability to Determine LIBOR Rate. If at any time the Bank is unable to determine the rate for deposits in U.S. dollars offered to major money center banks in the London interbank market, the Bank shall forthwith notify the Borrower that the rate cannot be determined and the Advances will automatically, on the first day of the next calendar month, be converted to Base Rate Advances until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, at which time the Advances may be re-converted to LIBOR Rate Advances on the first day of the succeeding calendar month.

         Section 2.14 Confirmation of Assumption of Indebtedness Under Note. The Borrower hereby ratifies and confirms the indebtedness and the assumption of indebtedness and obligations assumed under the Note and the indebtedness arising after the date of assumption and acknowledges its obligation to repay the liabilities and indebtedness now existing or hereafter arising under the Note.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement, the Borrower makes the representations and warranties to the Bank (which representations and warranties will survive the delivery of the Note and the making of the Advances thereunder) set forth below:

         Section 3.01 Partnership Existence. The Borrower (i) is a Texas limited partnership duly formed pursuant to The Texas Revised Limited Partnership Act of the State of Texas and its sole general partner is Newmark;
(ii) the business which the Borrower carries on and which it proposes at the date of this Agreement to carry on lawfully may be carried on by the Partners in partnership; and (iii) the Borrower is duly authorized to do business as a limited partnership wherever the nature of its Properties or its activities requires such authorization. If any of the Partners is a corporation, such Partner is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by each such respective Partner makes such qualification necessary. Each of the Borrower's Subsidiaries is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by each such respective Subsidiary makes such qualification necessary.

         Section 3.02 Power and Authorization. The general partner of the Borrower (i) has full power and authority to create and issue the Note on behalf of the Borrower and the Security Instruments, including this Agreement, to which the Borrower is a party; (ii) the Borrower has full power and authority to perform its obligations under the Security Instruments; (iii) each Subsidiary is duly authorized and empowered to execute, deliver, and perform the Security Instruments, including this Agreement, to which it respectively is a party. All action on the respective part of the Borrower and its Subsidiaries and any stockholder of or partner in any of such Persons requisite for the due issuance and delivery of the Note and the due execution, delivery, and performance of the Security Instruments, including this Agreement, to which the Borrower, the Subsidiaries, or any stockholder of or partner in any of such Persons is a party has been duly and effectively taken.

         Section 3.03 Binding Obligations. This Agreement does, and the Note and other Security Instruments to which the Borrower and each Subsidiary, respectively, are parties upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Borrower and each Subsidiary, respectively, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy laws.

         Section 3.04 No Legal Bar or Resultant Lien. The Note and the Security Instruments, including this Agreement, to which the Borrower or any Subsidiary is a party and the compliance with and performance by the Borrower or any Subsidiary of the terms thereof do not and will not violate any provisions of the Partnership Agreement of the Borrower or the Articles of Incorporation or the Bylaws of the general partner or any Subsidiary of the Borrower, or any contract, agreement, instrument or Governmental Requirement presently in effect to which the Borrower or any Subsidiary is subject, and will not result in the creation or imposition of any Lien upon any Properties of the Borrower or any Subsidiary other than those permitted by this Agreement, except where such violation does not and will not have a Material Adverse Effect.

         Section 3.05 No Consent. Except as disclosed in Exhibit D, the Borrower's and each of Subsidiary's execution, delivery and performance of the Note and the Security Instruments, including this Agreement, to which the Borrower and each Subsidiary respectively are parties do not require the consent or approval of any Partner, or of any stockholder of or partner in any of the Partners of the Borrower, or of any other Person which has not been obtained, including but not limited to any Governmental Authority.

         Section 3.06 Financial Condition. The consolidated and consolidating financial statements of the Borrower for the period ending December 31, 1996 (including any related schedules or notes) which have been delivered to the Bank have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition and changes in financial position of the Borrower as at the date or dates and for the period or periods stated and that no change has since occurred in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

         Section 3.07 Investments and Guaranties. At the date of this Agreement, neither the Borrower nor any Subsidiary has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Bank in Exhibit D and except as otherwise permitted by this Agreement.

         Section 3.08 Liabilities; Litigation. Except for liabilities incurred in the normal course of business, neither the Borrower nor any Subsidiary has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements or as disclosed to the Bank in Exhibit D, and at the date of this Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which
(A) challenges the validity of this Agreement, the Note or any of the other Security Instruments or (B) involves the possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect.

         Section 3.09 Taxes; Governmental Charges. The Borrower and the Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees, and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof and are contesting the same in accordance with the provisions of Section 4.04 hereof.

         Section 3.10 Titles, Etc. The Borrower and the Subsidiaries have good and indefeasible title in fee simple to all real property covered by a Mortgage and good and indefeasible title to their other Properties, free and clear of all Liens except (i) Liens referred to in the Financial Statements,
(ii) Liens disclosed to the Bank in Exhibit D, (iii) Liens and minor irregularities in title which do not interfere with the occupation, use, or enjoyment by the Borrower or any Subsidiary of any of their respective Properties in the normal course of business as presently conducted or impair the value thereof for such business, except where such interference or impairment do not have a Material Adverse Effect, (iv) Liens otherwise permitted or contemplated by this Agreement or the other Security Instruments, or (v) Excepted Liens.

         Section 3.11 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any material loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or other instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound, and no Default hereunder has occurred and is continuing.

         Section 3.12 Casualties; Taking of Properties. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower and the Subsidiaries, taken as a whole, have been materially and adversely affected by any cause or event. No Home for which Advances hereunder have been made (and continue to be outstanding) has suffered any material fire or other casualty loss.

         Section 3.13 Use of Proceeds; Margin Stock. The proceeds of each Advance will be used solely to pay for the cost of the acquisition of Lots (or to refund the cost of Lots which were previously acquired) located in an Approved Subdivision and the cost of new construction of Homes on each such Lot; none of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks and neither the Borrower nor any Subsidiary, nor any Person acting on behalf of the Borrower or any Subsidiary, has taken or will take any action which might cause the Note or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         Section 3.14 Compliance with the Law. Neither the Borrower nor any Subsidiary (i) is in violation of any Governmental Requirement concerning its respective Properties or the conduct of its respective business to the extent that any such violation or penalty arising therefrom would have a Material Adverse Effect or (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect or (iii) has been accused of being in violation of Title IX of the Organized Crime Control Act of 1970, entitled "Racketeer Influenced and Corrupt Organizations" (RICO), 18 U.S.C. Section 1961 et seq.

         Section 3.15     ERISA.

         (a) The Borrower, each Subsidiary, and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

         (b) Each Plan is and has been maintained in substantial compliance with ERISA and, where applicable, the Code.

         (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or tax imposed pursuant to Section 4975 of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

         (d) Full payment has been made when due of all amounts which the Borrower, the Subsidiaries, and any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

         (e) Neither the Borrower, any Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including but not limited to any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, any Subsidiary or any ERISA Affiliate in its sole discretion at any time without incurring liability in excess of $250,000.

         (f) Neither the Borrower, the Subsidiaries, nor any ERISA Affiliate sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA (including, without limitation, any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA).

         Section 3.16 Location of the Borrower. The Borrower's principal place of business and chief executive offices are located at the address stated in the first paragraph of this Agreement. The Borrower has not been known as or used any other corporate, fictitious, assumed or trade names during the past five (5) years, except as disclosed in Exhibit D.

         Section 3.17 Utility Services. All utility services necessary for the construction of the Homes on all Lots mortgaged to the Bank and the operation thereof for their intended purpose are (or will be prior to the Completion Date of the Home to be constructed thereon) available at the boundaries of each such Lot, including water supply, storm and sanitary sewer facilities, gas (if applicable), electric, and telephone facilities. All roads necessary for the full utilization of such Homes for their intended purposes have been completed substantially in accordance with all regulations and specifications of applicable Governmental Authorities and accepted for maintenance by the county or city in which they are located.

         Section 3.18 No Material Misstatements. No information, exhibit or report furnished to the Bank by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 3.19 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.20 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.21 Subsidiaries. The Borrower has no Subsidiaries except as disclosed in Exhibit D.

         Section 3.22     Environmental Matters.

         (a) Neither any Property of the Borrower or the Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Law;

         (b) The Borrower has made due inquiry and none of the Property of the Borrower subject to a Mortgage is listed or anticipated to be listed on the CERCLA National Priorities List or a similar state priorities list for properties requiring remediation that is maintained by a Governmental Authority under any Environmental Law. The Borrower has made due inquiry and no other Property of the Borrower or the Subsidiaries is listed, is anticipated to be listed on the CERCLA National Priorities List or a similar state priorities list for properties requiring remediation that is maintained by a Governmental Authority under any Environmental Law. To the best of Borrower's knowledge, no site immediately adjacent to any Property of the Borrower subject to a Mortgage is listed on the CERCLA National Priorities List or a similar state priorities list for properties requiring remediation that is maintained by a Governmental Authority under any Environmental Law.

         (c) Except as disclosed to the Bank in Exhibit D, without limitation of clause (a) above, no Property of the Borrower or the Subsidiaries which is subject to a Mortgage, nor the operations currently conducted thereon or, to the best of Borrower's knowledge after obtaining and reviewing a Phase I Environmental Assessment in accordance with the Standard Practice for Environmental Site Assessments, E1527-93 or other report of environmental conditions satisfactory to the Bank, nor the operations conducted by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending action, suit, investigation, inquiry, or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

         (d) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and the Subsidiaries, including but not limited to treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and the Subsidiaries are in compliance with the terms and conditions of any such notice, permit, license or similar authorization;

         (e) All hazardous substances or solid waste generated at any Property of the Borrower and the Subsidiaries have , during the period of ownership or operation of such Property by the Borrower or any Subsidiary, been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Law;

         (f) The Borrower and the Subsidiaries have taken all reasonable and prudent steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no release of any hazardous substances on or to any Property of the Borrower or the Subsidiaries except in compliance with Environmental Laws and to the extent that any such release is not material and is remediable without significant cost or any liability, and that there are no storage tanks or other containers on or under the Property of the Borrower or the Subsidiaries from which hazardous substances or other contaminants may be released into the surrounding environment in reportable quantities;

         (g) The Borrower and the Subsidiaries have no material contingent liability in connection with any release of any hazardous substance or solid waste into the environment; and

         (h) There are no conditions existing on any Property of the Borrower or the Subsidiaries or resulting from operations conducted thereon that could give rise to or result in the imposition of remedial obligations under Environmental Laws other than conditions that customarily exist in the homebuilding business that are not material and are remediable without significant cost or any liability.

         (i) To the best of the Borrower's knowledge, none of the Property of the Borrower is located on a site used or formerly used as a landfill.

         Section 3.23 Survey and Other Documents. Each survey of Lots furnished to the Bank accurately depicts the state of facts it purports to depict and each other document furnished to the Bank is a true and correct copy thereof, has not been modified or amended and is in full force and effect on the date hereof.

         Section 3.24 No Control. The Borrower is not and no Person having "control" (as defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C.
Section 375(b) or in regulations promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary, or of any bank at which the Bank maintains a "correspondent account" (as such term is defined in such statute or regulations) or of any bank which maintains a correspondent account with the Bank.

         Section 3.25 Wetlands. A wetlands survey of the Lots has been conducted and no Lot financed by the Construction Facility contains any area designated as "wetlands" by the U.S. Army Corps of Engineers.

         Section 3.26 Flood Area; Filled Land. Unless otherwise agreed by the Bank in writing, no part of any Lot mortgaged to the Bank is in an "area of special flood hazard" as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973). No Lot consists of and no Home will be located on filled in land, except to the extent that the composition and compaction of any fill used complies with applicable Governmental Requirements of the Department of Housing and Urban Development.

         Section 3.27 Solvency. The Borrower is solvent, is generally paying its debts as they become due, and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render it insolvent.

         Section 3.28 Deceptive Trade Practices Act Not Applicable. The Borrower has more than $25,000,000 in assets and is not a "consumer" within the meaning of the Texas Deceptive Trade Practices Act. (Texas Business and Commerce Code Section 17.41 et seq.). Attached hereto as Exhibit J is a true and correct current financial statement showing assets in excess of $25,000,000.

         Section 3.29 Geological Fault. To the best of Borrower's knowledge, except to the extent that the Borrower has notified the Bank to the contrary, no Lot is located within one-quarter mile of any geological fault.

         Section 3.30 No "Zero Lot Line" Construction. The Borrower does not have and does not intend to have any "zero lot line" construction of Homes on the Lots mortgaged to the Bank.

         Section 3.31 Underground Storage Facilities. To the best of Borrower's knowledge, except as consented to by the Bank, no part of any Lot or other real property upon which the Bank has been granted a Lien and no part of any Approved Subdivision is situated on, over or within one mile of any underground storage facilities used for injection of natural gas or processed gas or other liquid hydrocarbons except for service stations or similar facilities operated to dispense to consumers products utilized in the operation of automotive vehicles.


                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

         The Borrower will at all times comply with the covenants contained in this Article 4, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding.

         Section 4.01 Financial Statements and Reports. The Borrower will promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request, and the Borrower will furnish to the Bank:

                 (a) Annual Reports - Promptly after becoming available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the audited consolidated (or, where appropriate, combined) and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, the audited consolidated (or, where appropriate, combined) and consolidating statements of profit and loss of the Borrower and its Subsidiaries, respectively, for such year, and the audited consolidated (or, where appropriate, combined) and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries, respectively, for such year, including a statement of contingent liabilities and accompanied by the related report of independent public accountants of nationally recognized standing, which report shall be to the effect that such statements have been prepared in accordance with GAAP consistently followed throughout the period indicated except for such changes in such principles with which the independent public accountants shall have concurred;

                 (b) Quarterly Financial Reports - Promptly after becoming available and in any event within thirty (30) days after the end of each quarter in each fiscal year of the Borrower, the consolidated (or, where appropriate, combined) and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and the consolidated (or, where appropriate, combined) and consolidating statements of profit and loss of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by an Authorized Borrower Representative to have been prepared in accordance with GAAP consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustment;

                 (c)      Other Reports -

                          (i) As soon as available, but in any event by the tenth (10th) of each calendar month, a Construction Facility Status Report by Approved Subdivision with respect to all Lots and Homes financed under the Construction Facility as of the end of the prior month.

                          (ii) As soon as available, and in any event by the tenth (10th) day of each calendar month, a Sold/Unsold Homes Report in form of Exhibit F hereto as of the end of the prior month; and

                 (d) Audit Reports - Promptly upon receipt thereof, one copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary;

                 (e) Construction Costs Schedules - Prior to commencement of construction of each Type of Home, and thereafter as changes occur or upon request by the Bank, a current Construction Costs Schedule for such Type of Home; and

                 (f) Satisfaction of Conditions Precedent - Promptly upon request by the Bank, the Borrower shall provide the Bank with such documents, reports or other evidence as the Bank may reasonably request evidencing the satisfaction by the Borrower of the conditions precedent set forth in Article 7.

         Section 4.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Subsection 4.01(a), the Borrower will furnish or cause to be furnished to the Bank a certificate signed by an Authorized Borrower Representative (i) stating that a review of the activities of the Borrower and the Subsidiaries has been made under his supervision with a view to determining whether the Borrower and the Subsidiaries have fulfilled all of their obligations under this Agreement, the other Security Instruments and the Note; (ii) stating that the Borrower and the Subsidiaries have fulfilled their obligations under such instruments and that all representations made herein continue to be true and correct in all material respects (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Borrower's proposed response thereto; (iii) demonstrating in reasonable detail compliance (including but not limited to showing all calculations) as at the end of such fiscal year with Sections 5.16, 5.17, 5.18 and 5.19, and with such other provisions hereof as the Bank may reasonably request; and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

         Section 4.03 Quarterly Certificates of Compliance. Concurrently with the furnishing of the quarterly financial statements pursuant to Subsection 4.01(b), the Borrower will furnish or cause to be furnished to the Bank an Authorized Borrower Representative's certificate in the same form as the certificate required by Section 4.02, including all the matters referred to in clauses (i) through (iii), inclusive, thereof.

         Section 4.04 Taxes and Other Liens. The Borrower will pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary which, if unpaid, might become a Lien upon any or all of the Property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or such Subsidiary, and if the Borrower or such Subsidiary shall have set up reserves therefor adequate under GAAP. The Borrower shall promptly pay any amounts finally adjudged by a court of competent jurisdiction to be due, together with all costs, interest and penalties.

         Section 4.05 Maintenance. The Borrower will and will cause each Subsidiary to (i) maintain its partnership or corporate existence (as the case may be), rights and franchises and (ii) observe and comply with all Governmental Requirements.

         Section 4.06 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will promptly execute and deliver to the Bank upon request all such other and further documents, agreements and instruments (or cause any of the Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Borrower or any of the Subsidiaries in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 4.07 Costs and Expenses. The Borrower will pay all reasonable legal fees and all reasonable out-of- pocket expenses incurred by the Bank in connection with the negotiation, documentation and administration of this Agreement and any and all other Security Instruments contemplated hereby (including any amendments hereto or thereto or consents or waivers hereunder or thereunder); provided, however, that the Bank will obtain at its expense prior to the occurrence of an Event of Default, appraisals and inspections of the Homes and Lots. The Borrower will, upon request, promptly reimburse the Bank for all amounts reasonably expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement or any other Security Instrument, or to collect the Note, or to enforce the rights of the Bank under this Agreement or any other Security Instrument, which amounts will include all court costs, attorneys' fees (including but not limited to trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank in connection with any such matters, together with interest at the post-maturity rate specified in
Section 2.03 on each such amount from the date three (3) days after written demand or request by the Bank for reimbursement until the date of reimbursement to the Bank. The Borrower will pay at the time of execution of this Agreement, or when due, or at the option of the Bank at any time or times hereafter specified by the Bank, all costs and expenses required by the terms of this Agreement, the Note, or the Security Instruments, and including but not limited to:

                 (a) All survey and continuations of survey costs and expenses, including the cost of a survey;

                 (b) All premiums for Title Binders, Title Policies and other insurance policies; and

                 (c) All other reasonable costs and expenses payable to third parties incurred by the Bank in connection with the consummation of the Transactions contemplated by this Agreement, other than appraisal and inspection fees incurred by the Bank prior to the occurrence of an Event of Default, as set forth herein.

         Section 4.08 Insurance. The Borrower and the Subsidiaries now maintain and will continue to maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including but not limited to public liability (including liability arising out of or in connection with the operation of autos and other vehicles) insurance in the minimum amount of either $1,000,000, workmen's compensation insurance up to the statutory limits, an umbrella policy in the minimum amount of $5,000,000, completed value fire and extended coverage insurance, and, with respect to all Property mortgaged to the Bank, flood insurance for each Lot if located within an "area of special flood hazard", as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973), provided, however, that inclusion of this provision shall not constitute a waiver of the provisions of Section 5.22 hereof, builder's risk insurance in the amount at any time of one hundred percent (100%) of the Percentage of Completion Value for each of the Homes financed under the Construction Facility, together with such other insurance as the Bank may require covering the associated Lot and the Home to be constructed thereon, all in amounts approved by the Bank, such insurance to be written in form and with companies approved by the Bank with loss made payable to the Bank pursuant to the Texas standard mortgagee clause, without contribution, and the Borrower shall have delivered the corresponding certificates of insurance to the Bank with evidence of payment of premiums thereon. Such policy shall provide, by way of riders, endorsements or otherwise, that the insurance provided thereby shall not be terminated, reduced or otherwise limited regardless of any breach of the representations and agreements set forth therein and that no such policy shall be canceled, endorsed or amended to any extent unless the issuer thereof shall have first given the Bank at least thirty (30) days' prior written notice. Annually and upon request of the Bank, the Borrower will furnish or cause to be furnished to the Bank from time to time (i) a summary of the insurance coverage of the Borrower and the Subsidiaries in form and substance satisfactory to the Bank and if requested will furnish the Bank copies of the applicable policies and (ii) a copy of any report provided by the Borrower to any insurance company concerning the Homes. In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Borrower securing the payment of the Indebtedness, the proceeds of such policies shall be used either (i) to repair or replace such damaged Property, or (ii) to prepay the Indebtedness, such election to be made by the Bank.

         Section 4.09 Right of Inspection. The Borrower will permit and will cause each Subsidiary to permit any officer, employee or agent of the Bank to visit and inspect any of the Properties of the Borrower or any Subsidiary, examine the Borrower's or any Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the Borrower's or such Subsidiary's officers, accountants and auditors, all at such reasonable times and as often as the Bank may desire.

         Section 4.10 Notice of Certain Events. The Borrower shall promptly notify the Bank if the Borrower obtains knowledge of the occurrence of
(i) any event which constitutes a Default, together with a detailed statement by an Authorized Borrower Representative of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of indebtedness of the Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of the Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting the Borrower or any Subsidiary or any of the Properties of the Borrower or any Subsidiary and involving an amount in controversy equal to $100,000 or more individually or $250,000 in the aggregate; or (iv) any dispute between the Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, if adversely determined, would have a Material Adverse Effect; or (v) any event or condition having a Material Adverse Effect; or (vi) any material difficulty in obtaining labor or materials which would have a material effect on the Borrower's ability to complete construction of any

Home in accordance with the Plans and Specifications before the Completion Date; or (vii) the presence of any hazardous substance on any Lot or in any Home.

         Section 4.11 Affiliates. All transactions between the Borrower or any Subsidiary and any Affiliate of the Borrower or any Subsidiary shall be arms length transactions undertaken in good faith and in the ordinary course of business, unless approved by the Bank in its reasonable discretion, but the foregoing shall not limit or prohibit payments by the Subsidiaries to the Borrower.

         Section 4.12 Notices by Governmental Authority, Fire and Casualty Losses, Etc. The Borrower will timely comply with and promptly furnish to the Bank true and complete copies of any official notice or claim by any Governmental Authority pertaining to any Lot mortgaged to the Bank or any Home to be constructed thereon. The Borrower will promptly notify the Bank of any fire or casualty or any notice of taking or eminent domain action or proceeding affecting any such Lot or Home. In the event any such Lot or Home is taken in an eminent domain action or proceeding, the condemnation proceeds resulting from such action or proceeding shall be paid to the Bank to be applied as a prepayment of the Indebtedness.

         Section 4.13 Deposit Account. The Borrower maintains a depository account with Bank One, account number 9310741418, styled Newmark Homes, L.P. Disbursement Account. The Borrower hereby instructs the Bank to deposit the proceeds of each Advance made pursuant to Section 2.02 of this Agreement directly into such account; provided, however, that Initial Advances, to the extent of Lot acquisition (or refunding of acquisition cost of Lots previously acquired) and closing costs shall be funded directly to the title company handling the closing.

         Section 4.14 Application of Advances. The Borrower will use all Advances hereunder solely for purposes set forth in Section 3.13 hereof.

         Section 4.15 Required Deposit by Borrower. If the Bank reasonably determines in its good faith judgment at any time that the Reserved Commitment for any given Lot and Home mortgaged to the Bank will be insufficient for payment in full of:

                 (a) The remaining unpaid cost of labor, materials and services required for the completion of the Home being constructed thereon; and

                 (b) Any other costs and expenses required to be paid in connection with the completion of construction of such Home in accordance with any Governmental Requirements;

then the Borrower will, on request of the Bank, promptly deposit with the Bank any sum or sums over and above the Reserved Commitment allocated to such Lot and Home necessary to complete such Home (the "Borrower's Completion Deposit"). The Bank may advance all or a portion of the Borrower's Completion Deposit prior to making any additional Advance with respect to such Lot and Home.

         Section 4.16 Payment of Claims. The Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with all Lots mortgaged to the Bank and the construction of the Homes thereon, and the Borrower shall keep such Lots free and clear of any mechanic's Liens, Liens other than Excepted Liens, charges, or claims other than the Lien of the Mortgage and other Liens approved in writing by the Bank, whether inferior or superior to the Mortgage. A discharge of any Mortgage and taking of a new Mortgage in substitution thereof shall not release or diminish this obligation. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may contest (i) the validity or amount of any claim of any contractor, consultant, architect, or other Person providing labor, materials, or services with respect to any Lot mortgaged to the Bank or the construction of the Home thereon, (ii) any tax or special assessment levied by any Governmental Authority, or (iii) the enforcement of or compliance with any Governmental Requirements, and any such contest on the part of the Borrower shall not be a Default hereunder provided that during the pendency of any such contest the Borrower shall furnish to the Bank and the Title Insurer an indemnity bond with a corporate surety satisfactory to the Bank and the Title Insurer or other security acceptable to them in an amount equal to one hundred twenty-five percent (125%) of such claim or tax, and provided further that the Borrower shall pay any amount finally adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon before such judgment creates a Lien on such Lot or the Home to be constructed thereon.

         Section 4.17 Appraisals; Inspections. The Bank may order and obtain Appraisals at its expense; provided, that upon the occurrence of a Default, Appraisals may be ordered by the Bank at the Borrower's expense. The Borrower shall allow the Bank's appraiser access to its Properties and records and shall cooperate in any other reasonable manner in allowing such Appraisal to be prepared and completed on a timely basis. The Bank may order and obtain periodic inspections of the Lots and Homes financed by the Bank. The Bank shall bear the cost of such inspections prior to the occurrence of an Event of Default; the Borrower shall bear the cost of any such inspections after the occurrence of an Event of Default. The Borrower shall allow the Bank's inspector access to the Lots and Homes and related construction records and shall cooperate in any other reasonable manner in allowing inspections to be conducted in a timely manner.

         Section 4.18 Plans and Specifications; Change Orders. The Borrower will construct each Home in a good and workmanlike manner, in accordance with the Plans and Specifications and in accordance with all Governmental Requirements and applicable private covenants. Prior to commencement of construction (and upon request by the Bank hereafter), the Borrower shall furnish the Bank with copies of the Plans and Specifications for each Home to be constructed under the Construction Facility, together with a Construction Costs Schedule. Any change or changes to the Plans and Specifications for any Home resulting in a decrease in the Construction Costs of such Home and which exceed in the aggregate ten percent (10%) of the total Construction Costs of such Home shall be disclosed to the Bank by providing the Bank with a revised Construction Costs Schedule including any change orders.

         Section 4.19 Model Homes. The Borrower will maintain at least one, but no more than three, Model Homes in each Approved Subdivision wherein the Borrower is building one or more Homes financed by the Construction Facility. No more than two (2) Model Homes in each Approved Subdivision wherein the Borrower is building other Homes financed by the Construction Facility shall be financed under the Construction Facility at any one time.
The Borrower's Model Home Inventory financed by the Construction Facility shall not exceed twenty percent (20%) of the total number of Homes financed by the Bank which are completed or under construction by the Borrower determined as of the date of the Initial Advance for the respective Model Home. The Fair Market Value of any Model Home shall not include value attributable to landscaping, fencing, or any "options" or "extras" not typically included in the Type of Home being built for use as a Model Home.

         Section 4.20 Title Policies. If, for any reason and notwithstanding any other provision of this Agreement to the contrary, a Title Binder is within two (2) weeks of its expiration date or if a material defect in title to the Property covered thereby becomes known and is not cured by the earlier of (i) 30 days from the date of discovery by the Borrower and (ii) two weeks prior to the expiration date of the Title Binder, the Borrower shall cause the Title Insurer that issued such Title Binder to convert such Title Binder to a Title Policy and shall pay all premiums therefor.

         Section 4.21 Commencement of Construction. Within ten (10) days after the date of the Initial Advance with respect to a Home, the Borrower shall commence construction and shall thereafter prosecute the same with diligence and continuity to completion. Upon commencement of construction, if requested by the Bank, the Borrower shall execute and deliver to the Bank an Affidavit of Commencement of Construction in accordance with the provisions of the Texas Property Code and in recordable form. The Borrower shall not cease construction of any Home for more than five (5) days without the consent of the Bank.

         Section 4.22     Materials.  The Borrower shall cause all materials
(a) to be purchased in a manner that will result in the ownership thereof vesting unconditionally in the Borrower, free from all liens, charges, encumbrances and security interests, on delivery of such materials to the Lots,
(b) to be stored at the Lots under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects, (c) to be covered by the lien and security interest of the Mortgage, and (d) to be covered by the "Builder's Risk" insurance policy required by the Mortgage. The Borrower shall deliver to the Bank, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which the Borrower claims title to any materials used in the construction of, or incorporated or to be incorporated into, the Homes.

         Section 4.23     Surveys and Plans.   Upon request by the Bank, the
Borrower shall furnish to the Bank, at the Borrower's cost and expense, immediately after (or in no more than three (3) days after) installation of the forms for the pouring of the foundation or slab on the Lot in question, a certificate by a licensed engineer or surveyor satisfactory to the Bank, in form and scope acceptable to the Bank, to the effect that the location of the foundation or slab is entirely within the perimeter of the Lot and does not encroach upon, breach, or violate any set back lines.

         Section 4.24 Correction of Defects. The Borrower will correct any structural defect in the Homes and, upon demand of the Bank, the Borrower will correct any material departure from the Plans and Specifications not approved by the Bank and of any encroachment by any part of the Home or related improvements on or over any building lines, easements, property lines or other restricted areas which the foundation survey or any other survey or inspection reflects. No Advance made shall constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications not theretofore discovered by, or called to the attention of, the Bank in writing.

         Section 4.25 Environmental Assessment. The Borrower will cause, at no cost or expense to the Bank, a Phase I environmental assessment of the Lots prepared by a qualified engineer approved by the Bank and a copy of the environmental assessment to be delivered to the Bank prior to the Initial Advance to be made with respect to the Lots covered by the assessment. The assessment must show that the Lots do not contain any hazardous substances and otherwise be in form and substance satisfactory to the Bank. A copy of the Phase I environmental assessment furnished to the Borrower by the developer of the subdivision may satisfy this requirement, in the sole discretion of the Bank.

         Section 4.26 Subcontractors. The Borrower will, if requested, make available to the Bank, or its representatives within a reasonable period after such request is made, counterparts and/or conditional assignments of any and all construction contracts, bills of sale, statements, conveyances, receipted vouchers or agreements of any nature under which the Borrower claims title to any materials or supplies used or to be used in the construction of the Home, and any lien waivers by any subcontractor, laborer or materialman furnishing materials for construction or performing work upon any Home.

         Section 4.27     Speculative Homes.

         (a) At no time from the date hereof through June 30, 1997 will the aggregate Loan Value with respect to Speculative Homes then financed by the Bank exceed an amount equal to the lesser of (x) sixty-five percent (65%) of the Commitment or (y) sixty-five percent (65%) of the aggregate Loan Value of all Homes then being financed by the Bank under the Facility on the date of calculation.

         (b) From and after July 1, 1997, at no time during the remaining term of the Facility will the aggregate Loan Value with respect to Speculative Homes then financed by the Bank exceed an amount equal to the lesser of (x) sixty percent (60%) of the Commitment or (y) sixty percent (60%) of the aggregate Loan Value with respect to all Homes then being financed by the Bank under the Facility on the date of calculation.

         (c) At no time will the total number of Speculative Homes (whether or not financed by the Bank), completed or under construction by the Borrower or any Subsidiary or Affiliate exceed seventy percent (70%) of the total number of Homes (whether or not financed by the Bank) completed or under construction by the Borrower or any Subsidiary or Affiliate.


                                   ARTICLE 5

                               NEGATIVE COVENANTS

         The Borrower will at all times comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding.

         Section 5.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, or any Debt which would arise under commitments to lend, except:

                 (a)      the Note or other Indebtedness;

                 (b) Debt of or commitments to lend to the Borrower and its Subsidiaries existing on the date of this Agreement and renewals (but not increases) thereof and under the construction facilities of which the Borrower shall have given the Bank notice;

                 (c) customary accounts payable of the Borrower and its Subsidiaries (for the deferred purchase price of Property, other than real estate, or services) from time to time incurred in the ordinary course of the Borrower's or its Subsidiaries' home building business and which are not in excess of sixty (60) days past the invoice or billing date;

                 (d) Debt of the Borrower or the Subsidiaries in the maximum aggregate amount of $1,500,000 incurred after the date hereof for the purpose of acquiring real Property to develop into Lots (and for such development) for the purpose of the construction (primarily by the Borrower) of Homes thereon (provided, however, that the maximum amount of Debt pursuant to this Subsection together with the amount of investments outstanding at any time pursuant to Subsection 5.04 shall not exceed $3,000,000); and

                 (e) Debt of the Borrower in the maximum aggregate amount of $100,000 for the deferred purchase price of equipment used by the Borrower or its Subsidiaries in the ordinary course of business.

         Section 5.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                 (a)      Liens securing the payment of any Indebtedness;

                 (b)      Excepted Liens;

                 (c) Liens existing on Lots and Homes to be constructed thereon, the acquisition and construction of which are being financed pursuant to the credit facilities described in Section 5.01(b);

                 (d)      Liens disclosed in Exhibit D;

                 (e) Liens securing Debt described in Subsection 5.01(d) and (e); and

                 (f) Non-consensual statutory, administrative or judicial Liens that are not material either individually or in the aggregate.

         Section 5.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                 (a) Investments, loans or advances, the material details of which have been set forth in the Financial Statements or are disclosed to the Bank in Exhibit D;

                 (b) Investments in direct obligations of the United States of America or any agency thereof;

                 (c) Investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000;

                 (d) Investments in commercial paper of maturities less than one year if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poors Corporation, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Bank; and

                 (e) Routine loans or advances to employees made in the ordinary course of business not to exceed the aggregate amount, for the Borrower and all Subsidiaries combined, of $250,000 at any one time outstanding.

         Section 5.04     Acquisition of Property to Develop Into Lots.
Neither the Borrower nor any Subsidiary shall make investments for the purpose of acquiring real Property to develop into Lots (and for such development) for the purpose of the construction (primarily by the Borrower) of Homes thereon exceeding the maximum amount of $1,500,000 (provided, however, that the maximum amount of investments pursuant to this Subsection including the amount of Debt outstanding at any time pursuant to Subsection 5.01(d) shall not exceed $3,000,000).

         Section 5.05 Distributions, Payments, Etc. by the Borrower . The Borrower will not make any distributions, returns of capital, payments of fees to Partners, shareholders or Venturers if any

Default has occurred and is continuing hereunder or would occur after giving effect thereto. The Borrower shall not sell and shall not permit any Subsidiary to issue, sell, or otherwise dispose of any shares of its capital stock or other securities or rights, warrants or options to purchase, or acquire any shares or securities or issue any class of capital stock if the effect thereof would be to cause the Borrower to breach any other covenant of this Agreement.

         Section 5.06 Sales and Leasebacks. Except for sales and leasebacks of Model Homes, neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred. Sales and leasebacks of Model Homes shall be permitted to the extent that no default occurs under Section 5.10 hereof on account of lease payments.

         Section 5.07 Nature of Business. Neither the Borrower nor any Subsidiary will engage in any business other than the lot development and home building business.

         Section 5.08 Construction Starts. The Borrower will not undertake any construction start on any Home to be financed under the Construction Facility unless it has first granted to the Bank a first lien Mortgage on all of the Borrower's right, title, and interest in the Property associated with such Home as security for any and all Indebtedness. No construction contract shall have been executed or recorded with respect to each Lot to be covered by such first lien Mortgage, no work of any kind (including but not limited to the destruction or removal of any existing improvements, site work, clearing, grubbing, draining, or fencing of each such Lot by the Borrower or its agents) shall have commenced or shall have been performed on any such Lot, no equipment or material shall have been delivered to or upon any such Lot for any purpose whatsoever, no contract (or memorandum or affidavit thereof) for the supplying of labor, materials or services for the construction of the improvements thereto shall have been recorded by any Person in the mechanic's lien or other appropriate records in the county where any such Lot is located, and no specially fabricated materials or equipment shall have been ordered or received prior to the recordation of such first lien Mortgage. The Borrower will not undertake any construction start on any Home to be financed under the Construction Facility for which the Bank has not approved Plans and Specifications or for which the Bank has not obtained an Appraisal. The Borrower will not undertake any construction start on any Home financed under the Construction Facility that is not located in an Approved Subdivision.

         Section 5.09 Restrictions and Annexation. Neither the Borrower nor any Subsidiary will impose any restrictive covenants or encumbrances upon any Lot mortgaged to the Bank or the Home to be constructed thereon, or execute or file any subdivision plat or effect the annexation of all or part of any such Lot to any city or other political unit without the prior written consent of the Bank.

         Section 5.10 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume, or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal) under leases or lease agreements (other than leases or lease agreements which constitute Debt) which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries (determined on a consolidated basis) pursuant to such leases or lease agreements to exceed $300,000 in any period of twelve consecutive calendar months.

         Section 5.11 Mergers, Stock, Etc. The Borrower will not merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to any Person, nor will the Borrower permit any Subsidiary to do so.

         Section 5.12 Proceeds of Note. The Borrower will not permit the proceeds of the Note to be used for any purpose other than those permitted by
Section 3.13.

         Section 5.13 ERISA. The Borrower and the Subsidiaries will not at any time:

                 (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed by Section 4975 of the Code;

                 (b) Fail to make, permit any ERISA Affiliate to fail to make, full payment when due, of all amounts which the Borrower or any ERISA Affiliate is required to pay as contributions thereto, whether pursuant to the provisions of the Plan, any agreement relating thereto, or applicable law;

                 (c) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA (including, without limitation, any multiemployer plan, as defined in Section 3(37) of 4001(a)(3) of ERISA);

                 (d) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or any Subsidiary or with respect to any ERISA Affiliate of the Borrower or any Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA (including, without limitation, any multiemployer plan, as defined in Section 3(37) of 4001(a)(3) of ERISA); or

                 (e) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including but not limited to any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

         Section 5.14 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

         Section 5.15 Capital Assets. Neither the Borrower nor any Subsidiary will make expenditures for capital or fixed assets in any fiscal year of the Borrower exceeding the aggregate amount, determined on a consolidated basis, of $250,000, excluding Model Home furnishings.

         Section 5.16 Net Worth. The Borrower will not permit its consolidated Tangible Net Worth to be less than $9,000,000 at any time.

         Section 5.17     Leverage.  The Borrower will not permit its ratio of
(i) consolidated total liabilities (including contingent liabilities) to (ii) consolidated tangible net worth to be greater than 5.0 to 1 at any time.

         Section 5.18 Cost of Sales as a Percentage of Home Sales Revenue. The Borrower will not permit its ratio of (i) cost of sales (determined by specific identification of land, direct construction and closing costs and allocation of indirect construction costs, in accordance with GAAP) to (ii) revenue from sales of Homes (whether or not financed by the Bank and recognized when title, possession and other attributes of ownership have been transferred to a buyer, the seller is no longer obligated to perform any significant activities related to the sale and sufficient payment, in accordance with GAAP, has been received) for any two (2) consecutive fiscal quarterly periods to exceed 89%.

         Section 5.19 Ratio of Advances to Fair Market Value. The Borrower will not permit the ratio of the aggregate principal amount of all Advances at any time outstanding to the aggregate Fair Market Values, at such time, of all Homes being financed under the Construction Facility at the time of calculation to be greater than .75 to 1.

         Section 5.20 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any Property of any such party to be in violation of, or do anything or permit anything to be done which will subject any such Property to, any remedial obligations under any Environmental Laws in excess of $250,000 in the aggregate, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, and the Borrower and the Subsidiaries will promptly notify the Bank in writing of any existing, pending or threatened action or investigation by any Governmental Authority in connection with any Environmental Laws. The Borrower and the Subsidiaries will establish and implement such procedures as may be necessary to continuously determine and assure that (i) there occurs no material violation of any order or requirement of any court or Governmental Authority or of any Environmental Law, (ii) no solid wastes are disposed of on any Property owned by any such party in quantities or locations that would require remedial action under any Environmental Laws, and (iii) no hazardous substance will be released on or to any such Property. The Borrower and the Subsidiaries covenant and agree to keep or cause all Property owned by them to be kept free of any hazardous waste or contaminants and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Without limitation of the Bank's rights to declare a default hereunder and to exercise all remedies available by reason thereof, if the Borrower fails to comply with or perform any of the foregoing covenants and obligations, the Bank may (without any obligation, express or implied) remove any hazardous substance or solid waste from such Property (or if removal is prohibited by law, take whatever action is required by law) and the cost of the removal or such other action shall be a demand obligation due and owing by the Borrower to the Bank (which obligation the Borrower hereby promises to pay upon demand) pursuant to this Agreement and shall be subject to and covered by the provisions of Sections 4.16 and 8.09. The Borrower grants to the Bank and its agents, employees, contractors and consultants access to such Property and the license (which is coupled with an interest and irrevocable while this Agreement is in effect) to remove the hazardous substance or solid waste (or if removal is prohibited by law, to take whatever action is required by law) and agrees to indemnify and save the Bank harmless from all costs and expenses involved therewith to the extent that the same is caused by acts or omissions of the Borrower. Upon the Bank's reasonable request, at any time and from time to time during the existence of this Agreement, the Borrower will provide at the Borrower's sole expense an inspection or audit of such Property from an engineering or consulting firm approved by the Bank, indicating the presence or absence of hazardous substances and solid wastes on such Property. If the Borrower fails to provide same after twenty (20) days' notice, the Bank may order same, and the Borrower grants to the Bank and its employees, agents, contractors and consultants access to such Property and a license (which is coupled with an interest and irrevocable while this Agreement is in effect) to perform inspections and tests, including but not limited to the taking of soil borings and groundwater samples. The cost of such inspections and tests shall be a demand obligation owing by the Borrower (which the Borrower hereby promises to pay) to the Bank pursuant to this Agreement and shall be subject to and covered by the provisions of Sections 4.16 and 8.09.

         Section 5.21 Flood Plain. Without the express written consent of the Bank, no part of any Lot mortgaged to the Bank will lie below the 100-year flood plain level or within any area that has been designated by the Federal Emergency Management Agency as an area having special flood hazards or, if it does, the community in which such Lot is located shall have been approved for flood insurance under the National Flood Insurance Program and flood insurance shall be available for such Lot under such program.

         Section 5.22 Geological Fault. Except as consented to by the Bank, no part of any Lot upon which the Bank shall be granted a Lien shall be situated within one-quarter mile of any geological fault of which the Borrower has knowledge.

         Section 5.23 Wetlands. The Borrower will not acquire any Lot under the Construction Facility which contains any area designated as "wetlands" by the U.S. Army Corps of Engineers.

         Section 5.24 Partnership Documents. The Borrower will not amend its Agreement of Limited Partnership in any material manner without the prior written consent of the Bank.


                                   ARTICLE 6

                               EVENTS OF DEFAULT

         Section 6.01 Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                 (a) Payments - Default is made in the payment when due of any installment of principal or interest on the Note or other Indebtedness (other than payments due in connection with partial releases) which remains unremedied for a period of fifteen (15) days after the due date; or

                 (b) Representations and Warranties - Any representation or warranty by the Borrower or any Subsidiary or other Person herein or in any other Security Instrument, or in any certificate, request, or other document furnished pursuant to or under this Agreement or any other Security Instrument proves to have been incorrect in any material respect as of the date when made or deemed made; or

                 (c) Affirmative Covenants - Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in Article 4, and such Default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Bank to the Borrower, or (ii) such Default otherwise becoming known to the Borrower; or

                 (d) Negative Covenants - Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in Article 5; or

                 (e) Other Security Instrument Obligations - Default is made in the due observance or performance by the Borrower or any Subsidiary or other Person of any of the other covenants or agreements contained in any Security Instrument other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument; or

                 (f) Involuntary Bankruptcy or Other Proceedings - An involuntary case or other proceeding shall be commenced against the Borrower which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or an order for relief against the Borrower shall be entered in any such case under the Federal Bankruptcy Code; or

                 (g) Voluntary Petitions, Etc. - The Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate or partnership action to authorize or effect any of the foregoing; or

                 (h) Discontinuance of Business - The Borrower discontinues its homebuilding business or shall take any action to or shall otherwise begin the process of winding up its business or affairs, or dissolving, liquidating, or terminating; or

                 (i) Default on Other Debt - Any Debt of the Borrower which exceeds the aggregate amount of $100,000 is not paid when due (or within any grace period applicable thereto) or as a result of the occurrence of any default or event of default (howsoever described and whether or not involving culpability on the part of any Person), or any Debt of Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity; or

                 (j) Undischarged Judgments - The Borrower shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith; or

                 (k) Subsidiary - Any Subsidiary takes, suffers or permits to exist as to such Person any of the events or conditions referred to in Subsections 6.01(f), (g), (i) or (j); or

                 (l) Affidavit of Commencement of Construction - If any Affidavit of Commencement of Construction is filed or requested by the Bank, such Affidavit is delivered to the Bank or filed with respect to any Lot or Home which specifies a date of commencement which is prior to the date the Mortgage covering such Lot or Home was recorded, and there have been more than such four (4) such occurrences in a consecutive twelve-month period.

                 (m) Security Instruments - Any Mortgage or Financing Statement after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby and the Borrower fails to fully remedy or cure the same within fifteen (15) days after the Bank gives notice thereof to the Borrower, or the Borrower shall so state in writing; or

                 (n) Title - The Borrower's title to any Lot mortgaged to the Bank is not reasonably satisfactory to the Bank, regardless of whether the Lien, encumbrance or question existed at the time of a prior Advance, and such objection is not remedied or cured within thirty (30) days after the Bank gives notice thereof to the Borrower; or

                 (o) Failure to Complete - Any Home shall not have been completed substantially in accordance with the Plans and Specifications on or before the Completion Date; or

                 (p) Casualty Loss; Condemnation - Any Lot and Home or any part thereof shall be condemned or damaged by fire or other casualty, or any other event shall occur, in such manner as to preclude, in the Bank's sole judgment, the completion of the Home by the Completion Date; or

                 (q) Change in Control - There shall not have occurred any change in "control" of the Borrower. "Control" shall mean possession (whether direct or indirect) of power to direct or cause the direction of management or other policies of the Borrower, whether through ownership of stock or other ownership interest, by contract or otherwise; or

                 (r) Key Officer - Lonnie Fedrick or any replacement officer of the general partner of the Borrower acceptable to the Bank ceases to be in charge of the day-to-day operations of the Borrower, or permits to exist as to such Person any of the events or conditions referred to in Subsections 6.01(f) or (g); or

                 (s) Survey - A survey at any time shall show that any Home encroaches upon any street, easement, right of way or adjoining property or violates any set back requirement or that any adjoining structure encroaches on any Lot to an extent deemed material by the Bank and there have been more than four (4) such occurrences in a consecutive twelve-month period; or

                 (t) Percentage of Completion - The stated Percentage of Completion with respect to any Home included in a Construction Facility Status Report shall be greater than the actual Percentage of Completion of such Home; or

                 (u) Change of General Partner - Newmark shall cease to be the general partner of the Borrower.

         Section 6.02 Remedies. Upon the occurrence of any Event of Default described in Subsection 6.01(f) or (g), or in Subsection 6.01(k) or (r) to the extent that such Subsections refer to Subsection 6.01(f) or (g), the Commitment and other lending obligations, if any, of the Bank hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon shall become immediately due and payable, all without written notice and without presentment, demand, notice of intent to accelerate, notice of acceleration, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower and its Subsidiaries. Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 6.01, the Bank may by ten (10) days prior written notice to the Borrower with opportunity to cure (i) declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower and its Subsidiaries, and/or (ii) terminate the Commitment and other lending obligations, if any, of the Bank hereunder, unless and until the Bank shall reinstate same in writing. In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, the Bank shall have the right, but not the obligation, in its own name or in the name of the Borrower, to enter into possession of the Lots mortgaged to the Bank and the Homes being constructed thereon, to perform all work and labor necessary to complete such Homes, and to employ watchmen and other safeguards to protect such Lots and Homes. Upon the occurrence and continuance of an Event of Default, the Bank may take any one or more of the following actions and the Borrower hereby constitutes and appoints the Bank as the true and lawful attorney-in-fact of the Borrower, with full power of substitution, and in the name of the Borrower, if the Bank elects to do so, and hereby empowers the Bank and/or said attorney or attorneys to:

                 (a) Use such sums as are necessary, including any proceeds of any Advance and the Borrower's Completion Deposits, and employ such architects, engineers, contractors, subcontractors, agents and inspectors, as may be required for the purpose of completing the construction of the Homes financed under the Construction Facility substantially in accordance with the Governmental Requirements and the Plans and Specifications;

                 (b) Execute all applications and certificates in the name of the Borrower which may be required for completion of construction of the Homes financed under the Construction Facility;

                 (c) Pay, settle, or compromise all existing bills and claims which may be Liens against the Homes financed under the Construction Facility or as may be necessary for the completion of the job, or clearance of title;

                 (d) Endorse the name of the Borrower on any checks or drafts representing proceeds of the insurance policies, or other checks or instruments payable to the Borrower with respect to such Lots and Homes to be constructed thereon and financed under the Construction Facility;

                 (e) Execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents;

                 (f) Employ at the expense of the Borrower a watchman or such other security agency as the Bank may choose to protect the Homes financed under the Construction Facility, building materials and equipment from depreciation or injury;

                 (g) Do any and every act with respect to the construction of the Homes financed under the Construction Facility which the Borrower may do;

                 (h) Prosecute or defend any action or proceeding incident to the construction of the Homes financed under the Construction Facility as the Bank deems necessary; and

                 (i) Generally do any and every act with respect to the construction, occupancy and use of the Lots and Homes as the Borrower may do in its own behalf.

All sums so expended by the Bank hereunder shall be deemed to be advanced to the Borrower hereunder and secured by the Mortgages even if in excess of the amount of the Loan Value of the related Lots and Homes, and the total thereof shall be due and payable from the Borrower to the Bank pursuant to the terms of the Construction Facility. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. The Bank shall have no obligation to undertake any of the foregoing actions, and if the Bank should do so, it shall have no liability to the Borrower for the sufficiency or adequacy of any such action.

         Section 6.03 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including but not limited to other rights of set-off) which the Bank may have.


                                   ARTICLE 7

                             CONDITIONS OF LENDING

         The obligations of the Bank to make the Advances pursuant to this Agreement are subject to the conditions precedent stated in this Article 7.

         Section 7.01 General Conditions. The obligation of the Bank to continue to make Advances under this Agreement is subject to the following conditions precedent, wherein each document to be delivered to the Bank shall be in form and substance satisfactory to it:

                 (a) Construction Loan Agreement - The Borrower shall have executed and delivered to the Bank this Amended and Restated Construction Loan Agreement.

                 (b) Note - The Borrower shall have executed and delivered the Second Modification and Extension Agreement to the Bank.

                 (c) Certificates - The Bank shall have received a certificate signed by the Secretary of the general partner of the Borrower, certifying (i) the name, title, and true signature of the Authorized Borrower Representative authorized to sign this Agreement, the Note, the Security Instruments and the other documents or certificates to be delivered pursuant thereto, and (ii) the resolution of the Board of Directors of the general partner of the Borrower and partnership consents, if applicable, authorizing, among other things,
         (A) this Agreement and all transactions
         contemplated hereby, including but not limited to all Advances which may be made from time to time hereunder, and (B) to execute and deliver any and all instruments and documents relating to (A) above, including but not limited to the Note, Security Instruments and the other documents or certificates to be delivered pursuant thereto, together with all affidavits and documents evidencing other necessary partnership or corporate action with respect to any thereof.

                 (d) Partnership Documents - The Bank shall have received a copy, certified as true by the Secretary of the general partner of the Borrower of the complete Limited Partnership Agreement, and the articles of incorporation and bylaws of the general partner of the Borrower, and as of the date of execution hereof, the Authorized Borrower Representative shall have confirmed that there have been no further amendments thereto.

                 (e) Good Standing - The Bank shall have received a certificate as of a date reasonably close to the date hereof from the office of the Comptroller of the State of Texas certifying that the general partner of the Borrower is in good standing and if the Borrower is not a Texas corporation, a certificate of authority to do business in Texas and a certificate of existence from the jurisdiction in which the Borrower is incorporated.

                 (f) Recordings - The Master Deed of Trust shall have been duly delivered to the appropriate offices of each Initial County for filing or recording, and the Bank shall have received confirmations of receipt thereof from the appropriate filing or recording offices, if the Borrower is going to acquire Lots under this Facility in counties in which the Bank has not yet filed the Master Deed of Trust.

                 (g) Loans to One Borrower - The Borrower shall have executed and delivered to the Bank a Loans to One Borrower Affidavit in form and substance satisfactory to the Bank.

                 (h) Environmental Site Assessment - The Bank shall have received a Phase I environmental site assessment of the Lots or other report of environmental conditions satisfactory to the Bank prior to inclusion of the subdivision in which the Lots are located as an Approved Subdivision.

                 (i) Other - The Bank shall have received such other documents as it may reasonably have requested at any time at or prior to the closing date referred to in Subsection 7.01. The documents to be delivered pursuant to the terms hereof shall be satisfactory to the Bank.

                 (j) Approved Subdivisions - The Bank shall have designated "Approved Subdivisions."

                 (k) The Bank shall have executed this Agreement in Pittsburgh, Pennsylvania.

         Section 7.02     Advances.

         (a) Each Advance - The obligation of the Bank to make each Advance (whether initial, interim or final) is subject, in addition to the conditions precedent set forth in Section 7.01, to the following further conditions precedent:

                 (i) Borrowing Request - The Bank shall have received the appropriate Borrowing Request satisfactory to the Bank together with all appropriate schedules thereto, which shall also be completed to the Bank's satisfaction.

                 (ii) Work Completed - All work on each Lot and Home financed under the Construction Facility that is required to have been completed for such Lot and Home to satisfy the requirements for the Percentage of Completion Value set forth for such Lot and Home in the most current Construction Facility Status Report shall have been completed and performed in a good and workmanlike manner, all materials and fixtures usually installed and furnished at such stage of construction shall have been furnished and installed, and all construction materials and fixtures shall have been incorporated in the Homes on such Lots, all substantially in accordance with the Plans and Specifications and all Governmental Requirements.

                 (iii) Inspection - At the Bank's option, the Bank shall have inspected the Lots and Homes financed under the Construction Facility, through inspectors acceptable to the Bank, and shall have made a determination that the Percentage of Completion of each of such Home is as reflected in the most current Construction Facility Status Report and shall have approved the progress of such construction.

                 (iv) No Default - The fact that immediately after giving effect to such Advance, no Default shall have occurred and be continuing.

                 (v) Representations and Warranties - The fact that the representations and warranties of the Borrower contained in this Agreement or any other Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) are true and correct in all material respects on and as of the date of such Advance.

                 (vi) No Material Adverse Change - There shall have occurred, in the sole opinion of the Bank, no change, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary or with respect to the Borrower's or any Subsidiary's Properties from the facts represented in any Security Instrument, including this Agreement or in the Financial Statements, which would have a Material Adverse Effect.

                 (vii) Title Update - Upon request by the Bank, the Borrower shall obtain, at its expense, from the appropriate Title Insurer a title report showing that since the date of issuance of the applicable Title Binder, there are no liens affecting the Property covered by such Title Binder other than those expressly listed in such Title Binder.

                 (viii) Payment of Costs and Expenses - All costs and charges incurred by the Borrower hereunder on or prior to the date of any previous Advance shall have been paid.

                 (ix) Flood Insurance - If the Lot and Home are to be situated in an area identified as having special flood hazards, the Bank shall have received (as to each Advance with respect to such Lot and Home after the Initial Advance) the flood insurance policy in form and substance satisfactory to the Bank.

                 (x) Other - The Bank shall have received such other documents as it may reasonably have requested at any time or prior to funding such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in Subsections 7.02(a)(iv) and (v).

         (b) Initial Advance - The obligation of the Bank to make each Initial Advance is subject to the following further conditions precedent:

                 (i) Mortgage and Financing Statement - A Mortgage and Financing Statement covering the Lots identified in the Borrowing Request shall have been executed by the Borrower; the Mortgage shall have been duly delivered to the appropriate offices of the appropriate Valid County or Counties for filing or recording, and the Bank shall have received confirmations of receipt thereof from the appropriate filing or recording offices.

                 (ii) Title Binder - The Bank shall have received a paid Title Binder, at the Borrower's expense, dated the date of the Initial Advance in the amount of the Loan Value of the associated Lots and the Homes to be constructed thereon. The Title Binder shall (x) show fee simple title vested in the Borrower to the associated Lots, (y) bind the Title Insurer to insure the Lien of the Mortgage on such Lots in favor of the Bank to be a valid first and prior Lien free and clear of all defects or encumbrances other than Excepted Liens and except as the Bank shall approve in writing, and (z) contain no survey exceptions not theretofore approved by the Bank in writing, and the status of the title to the Lots shown therein shall otherwise be satisfactory to the Bank. It is hereby expressly agreed and understood that the recordation of a Mortgage subject to specific title exceptions and the acceptance of a Title Binder shall not mean or indicate that the Bank has approved the status of the title to the Lots as shown in such Title Binder or otherwise. The Bank has the right to require that the Borrower remove or cure any and all impediments, whether of record or otherwise, which affect the development, construction, leasing, sale or operation of such Lots or the Homes to be constructed thereon.

                 (iii) Plat of Approved Subdivision, Etc. - The Bank shall have received and approved (x) a copy of the plat of the Approved Subdivision, which shall be entirely located in the State of Texas, in which the associated Lots are located, identifying the location of each such Lot, and (y) evidence satisfactory to the Bank that the subdivision in which the associated Lots are located is a Developed Subdivision as defined herein in all respects.

                 (iv) Plans and Specifications, Etc. - The Bank shall have received and approved (x) Plans and Specifications for each Home to be constructed on the associated Lots; and (y) Construction Costs Schedule for each such Home, all in form satisfactory to the Bank.

                 (v) No Construction Started - The Borrower shall not have commenced construction on or had materials delivered to any associated Lot prior to the recording of the Mortgage granting the Bank a Lien on such Lot, and shall provide the Bank with satisfactory evidence to that effect.

                 (vi) Number of Lots - Each Loan Request for an Initial Advance shall be associated with a minimum of five (5) Lots (unless the Bank shall agree otherwise).

                 (vii) Appraisal - The Bank shall have obtained at its expense a current Appraisal satisfactory to the Bank and in compliance with its regulatory requirements which appraises each associated Lot and the value of the Home to be constructed thereon and shows a loan to value ratio of not more than 75% and which shall be dated not more than thirty (30) days prior to the date of such Initial Advance for such Home.

                 (viii) Advance Delivery - Any document, instrument, commitment, or other writing or written evidence required to be furnished pursuant to the terms hereof to the Bank shall have been furnished to the Bank at least ten (10) Business Days prior to the date upon which the Bank is to fund the applicable Initial Advance. The Borrower shall furnish to the Bank a legal description of the Lots associated with the applicable Initial Advance at least ten (10) Business Days prior to the date upon which the Bank is to fund such Initial Advance.

                 (ix) Survey - A survey of the Lot prepared by, and certified to the Bank by, a registered surveyor acceptable to the Bank, such survey and certification to meet the Bank's standard survey requirements and which is to be furnished at the Borrower's sole cost and expense shall have been received by the Bank.

                 (x) Certificate of Receipt of Master Deed of Trust - The Borrower shall execute and deliver to the Bank a certificate to the effect that Borrower has received and reviewed a copy of the Master Deed of Trust.

                 (xi) Site Plan - The Borrower shall have delivered to the Bank a site plan showing the location of the Home on the Lot.

                 (xii) Architect's Consent - The Borrower shall have furnished the Bank with the architect's written consent to use of the Plans and Specifications by the Bank, to the extent that the Plans and Specifications have not been developed by the Borrower.

                 (xiii) Insurance - Evidence satisfactory to Bank that the insurance required by the Mortgage (including, without limitation, casualty, liability, flood (if required), business interruption and workmen's compensation insurance) is in full force and effect shall have been received by the Bank.

                 (xiv) Borrower's Affidavit - The Borrower shall execute and deliver to the Bank a Borrower's Affidavit in the form of Exhibit I hereto.

                 (xv) Flood Plain and Insurance Matters - The Bank shall have received evidence satisfactory to the Bank that the Lot and Home will not lie below the level of the 100-year flood plain or any area that has been designated by the Federal Emergency Management Agency as an area having special flood hazards. If the Lot and Home are to be situated in an area identified as having special flood hazards, the Bank shall have received a copy of the flood insurance policy application, indicating that the maximum limits of coverage have been obtained and that the full premium therefor has been paid in full.

                 (xvi) Permits and Approvals - The Borrower shall have obtained all governmental and non-governmental approvals or permits required for the commencement of construction of Homes on the associated Lots.

                 (xvii) Other - Upon request by the Bank, the Borrower shall furnish to the Bank, each in form and substance satisfactory to the Bank, waivers of liens or claims on the Lots and Homes being financed by the Construction Facility as well as any construction contracts, other documents or invoices related thereto.

         (c) Final Advance - The obligation of the Bank to make each Final Advance with respect to a Home is subject to the following further conditions precedent:

                 (i) Completion of Construction - All Homes subject to the request for a Final Advance and located on Lots identified in the most current Construction Facility Status Report shall have been completed in accordance with the Plans and Specifications, as verified by the Bank through inspection, and that all requirements for the Percentage of Completion for any Home to be deemed to be one hundred percent (100%) provided in the definition of "Percentage of Completion" shall have been fully complied with to the satisfaction of the Bank.

                 (ii) Governmental Requirements - The Borrower shall have obtained and the Bank shall have received upon request evidence satisfactory to it that all Governmental Requirements and non-governmental requirements regarding the construction and completion of each such Home have been satisfied.

                 (iii) No Mechanic's Liens - Upon the Bank's request, the Bank shall have received evidence satisfactory to it that all actual construction costs for each such Home have been paid in full, or that such payment has been adequately provided for, and that no mechanic's or materialmen's liens or other encumbrances have been filed and remain in effect against all or any part of such Lots or, at the Bank's request, a complete release of Liens signed by the Borrower as general contractor and all subcontractors.

                 (iv) Affidavit of Completion - If requested by the Bank, the Bank shall have received an affidavit of completion which shall comply with the provisions of the Texas Property Code, have been executed in recordable form and shall state the respective dates of completion of the Homes covered thereby.


                                   ARTICLE 8

                                 MISCELLANEOUS

         Section 8.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement, the other Security Instruments (except as may otherwise be expressly required therein) or the Note shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party.
All such communications shall be mailed, sent or delivered,

                 (a) if to the Borrower, to its address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Bank in writing;

                 (b) if to the Bank, to its address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Borrower in writing.

Any communication so addressed and mailed shall be deemed to be given within two (2) Business Days of when so mailed, except that Loan Requests or communications related to Loan Requests shall not be effective until actually received by the Bank; any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged; and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Bank, as the case may be.

         Section 8.02 Amendments and Waivers. Any provision of this Agreement, the other Security Instruments or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower (and/or any other Person which is a party to any Security Instrument being amended or with respect to which a waiver is being obtained) and the Bank.

         Section 8.03 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Security Instrument.

         Section 8.04 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Security Instruments, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Security Instruments, shall survive such date or dates.

         Section 8.05 Successors and Assigns. The Note, this Agreement and any other Security Instrument shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein without the prior written consent of the Bank. The Bank may sell participations in the Note or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement to other lenders without the consent of the Borrower. In the event that the Bank sells participations in the Note or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to the Bank.

         Section 8.06 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Security Instruments relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness.

         Section 8.07 Waivers. No course of dealing on the part of the Bank, its officers, employees, consultants or agents, including but not limited to any course of dealing whereby the Bank does not require complete compliance with the terms, provisions and conditions hereof, nor any failure or delay by the Bank with respect to exercising any right, power or privilege of the Bank under the Note, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 8.02 and, without limiting the foregoing, the Bank may at any time require complete compliance with any and all terms, provisions and conditions hereof.

         Section 8.08 No Liability of Bank. The Bank shall have no liability, obligation or responsibility whatsoever with respect to the construction of any Home except to make any Advance hereunder upon the terms and conditions herein stated in the Bank's sole function as lender, and the only consideration passing from the Bank to the Borrower is the Loan proceeds in accordance with and subject to the terms and conditions of this Agreement. The Bank shall not be obligated to inspect any Lot mortgaged to the Bank or for the construction of a Home thereon. The Bank shall have the right from time to time to waive any of the terms of this Agreement without prejudice to its right to require strict compliance in the future, and no Person shall be a third party beneficiary of this Agreement or be entitled to require or rely upon the Bank's enforcement of this Agreement. The Borrower has selected all architects, engineers, contractors, sub-contractors, materialmen, as well as all others furnishing services or materials to the construction of such Homes, and the Bank has, and shall have, no responsibility whatsoever for them or any other party or for their performance or default or for the quality of their materials or workmanship or for any failure to construct, complete, protect, or insure such Homes, or for the payment of costs of labor, materials, or services supplied for the construction of such Homes, or for the performance of any obligation of the Borrower whatsoever. Nothing, including but not limited to any disbursement of loan proceeds or acceptance hereunder of any document or instrument, shall be construed as a representation of warranty, express or implied, to any party by the Bank.

         Section 8.09 Indemnities. The Borrower hereby agrees to indemnify the Bank, its officers, directors, employees, representatives, agents and Affiliates from, hold each of them harmless against, and promptly upon demand pay or reimburse each of them for, any and all claims, demands, and causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and expenses, remediation costs, loss of value of the Property, and incidental and consequential damages) of any and every kind or character, known or unknown, fixed or contingent, incurred by the Bank or asserted by any Person, including but not limited to employees of the Borrower, any contractor constructing the Homes and the employees of any such contractor, any tenant of or purchaser from the Borrower arising, (i) from or out of the construction, occupancy or possession of the Homes by the Borrower, its agents, employees, contractors, subcontractors, or employees of such contractors or subcontractors, and (ii) out of or in any way related to (A) the breach of any representation or warranty as set forth herein regarding environmental matters to the extent that such matters are caused by the Borrower, (B) the failure of the Borrower or any Subsidiary to perform any obligation herein required to be performed by the Borrower pursuant to Environmental Laws, or (C) any act, omission, event or circumstance pertaining to environmental matters that is associated with the ownership, construction, occupancy, operation, use and/or maintenance of any Property of the Borrower, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Laws at the time of its existence or occurrence. The provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Agreement and shall continue thereafter in full force and effect.

         Section 8.10 Approval of Plans and Specifications. Approval by the Bank of Plans and Specifications shall not be deemed to imply any warranty, approval or representation by the Bank that the Home, if constructed in accordance therewith, will be structurally sound, will comply with all Governmental Requirements, will be fit for any particular purpose, or will have a market value of any particular magnitude, but shall be limited solely to the consent by the Bank to the Home to be constructed in accordance therewith.

         Section 8.11 Cumulative Rights. All rights and remedies of the Bank under the Note, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 8.12 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 8.13 Construction. This Agreement is, and each of the Note will be, a contract made under and shall be construed in accordance with and governed by the laws of the United States of

America and the State of Texas, as such laws are now in effect and, with respect to usury laws, if any, applicable to the Bank and to the extent allowed thereby, as such laws may hereafter be in effect which allow a higher maximum nonusurious interest rate than such laws now allow. Tex. Rev. Civ. Stat. Ann. art. 5069, ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to this Agreement or the Note.

         Section 8.14 Interest. The real property covered by each Mortgage is "residential real property", and the Advances are or will be secured by a first lien on residential real property within the meaning of Part A, Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (the "Act"), and the regulations promulgated thereunder. If, for any reason, the provisions of Part A, Title V of the Act shall be found not to exempt any and all interest and other charges contracted for, charged, taken, received or reserved in connection with the Advances from any limitations otherwise applicable, then the provisions of the immediately following paragraph shall apply, but otherwise the immediately following paragraph shall be inapplicable.

         It is the intention of the parties hereto to conform strictly to usury laws applicable to the Bank and the Transactions. Accordingly, if the Transactions would be usurious under applicable law, then, notwithstanding anything to the contrary in the Note, this Agreement or in any other Security Instrument or agreement entered into in connection with the Transactions or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Note, this Agreement or under any of such other Security Instruments or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower); (ii) in the event that the maturity of the Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law; and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically and, if theretofore paid, shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower). The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Bank does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of sums included in the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the term "applicable law" shall mean the law of the State of Texas (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to the Bank and the Transactions which would permit the Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas (or such other jurisdiction's) law. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Bank for the purpose of determining the Highest Lawful Rate, the Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Bank's right subsequently to change such method in accordance with applicable law. In no event shall the provisions of Tex. Rev. Civ. Stat. art. 5069-2.01 through 5069-8.06 or 5069-15.01 through
5069-15.11 be applicable to this Agreement or the Note.

         Section 8.15 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to an Article, Section or Subsection shall be deemed to refer to the applicable Article, Section or Subsection of this Agreement unless otherwise stated herein. Any reference herein to an exhibit shall be deemed to refer to the applicable exhibit attached hereto unless otherwise stated herein.

         Section 8.16 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Security Instruments shall be paid by the Borrower, together with interest and penalties, if any.

         Section 8.17 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Bank shall not be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

         Section 8.18 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 8.19 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 8.20 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised in good faith.

         Section 8.21 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TEXAS.

         Section 8.22     Submission to Jurisdiction.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTE OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, THE COMMONWEALTH OF PENNSYLVANIA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS OR THE WESTERN DISTRICT OF PENNSYLVANIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (b) Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (c) The parties hereto recognize that in matters related to the Note, this Agreement and the other Security Instruments, they may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). The parties hereto also recognize that one of the remedies available to them in any trial may, under certain circumstances, be the right to receive damages in excess of those actually sustained by it. In the past in some instances, such damages have equalled or exceeded the amount of actual damages. By signing below, the parties hereto will give up their rights to claim any damages other than actual damages. Each Person who is asked to sign below should think carefully about the consequences of signing and should consult their own attorney.

         WAIVER OF RIGHTS RELATED TO DAMAGES. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         CERTIFICATIONS. EACH OF THE UNDERSIGNED HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OR ANY PERSON NOR ANY PARTY'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT ANY PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. THE FOREGOING WAIVER OF RIGHTS RELATED TO DAMAGES SHALL NOT APPLY IN ANY TRANSACTION SUBJECT TO THE TEXAS DECEPTIVE TRADE PRACTICES ACT OR GOVERNED BY CHAPTER 6, 6A OR 7 OF THE TEXAS CONSUMER CREDIT CODE, IF APPLICABLE. The parties hereto agree that if any of the foregoing provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not be affected or impaired. The parties hereto by signing below certify that they have read and understood the foregoing prior to signing; that they have had the opportunity to obtain the advice and assistance of counsel with respect to the foregoing; that they sign below with full knowledge and understanding of the consequences of their act; and that they have received a counterpart original of this document signed by all parties.

         Section 8.23 No Broker. The Borrower represents and warrants to the Bank that no broker was involved in procuring the Construction Loan Facility or the commitment of the Bank to make Advances in connection with the Transactions contemplated hereby and agrees to indemnify and save harmless the Bank from and against any and all claims for any brokerage commission arising out of the Construction Loan Facility, the making of the Advances or the Transactions contemplated hereby.

         Section 8.24 Amendment and Restatement. This Agreement amends and restates in its entirety the Construction Loan Agreement dated January 10, 1996, between the Bank and Newmark with respect to which the Borrower hereunder has, pursuant to the First Modification Agreement, assumed the obligations of the borrower under that agreement.

         Section 8.25 Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Note, any investigation by the Bank or the making of any Advance hereunder. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Note, interest thereon and all other obligations of the Borrower under this Agreement, the Note and the other Security Instruments. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Bank shall survive the payment in full of the principal of and interest on the Note.

         Section 8.26 Participations. With the prior written consent of the Borrower, the Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Security Instruments (including, without limitation, all or a portion of the Loan and the Note), provided that

                 (i) the Bank's obligations under this Agreement and the other Security Instruments shall remain unchanged,

                 (ii) the Bank shall remain solely responsible to the Borrower for the performance of such obligations, and

                 (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and each of the other Security Instruments.

         Section 8.27 Assignments. With the prior written consent of the Borrower, the Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign the Indebtedness, the Note and its rights and obligations under this Agreement and the other Security Instruments to a commercial bank or other Person, and in that event Borrower shall execute and deliver replacement notes to the extent necessary to reflect the assignment.

         Section 8.28 Entire Agreement. THIS WRITTEN AGREEMENT, THE NOTE, AS MODIFIED, AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                    NEWMARK HOMES, L.P., A TEXAS LIMITED

                             PARTNERSHIP

                             BY:      NEWMARK HOME CORPORATION, A NEVADA
                                      CORPORATION, ITS SOLE GENERAL PARTNER


                                      By: /s/ TERRY WHITE
                                         ------------------------------------
                                      Name:  TERRY WHITE
                                           ----------------------------------
                                      Title: SVP
                                            ---------------------------------


BANK:                        MELLON BANK, N.A.


                             By: /s/ WAYNE P. ROBERTSON
                                ---------------------------------------------
                             Name:  WAYNE P. ROBERTSON
                                  -------------------------------------------
                             Title: Assistant Vice President
                                   ------------------------------------------